Exhibit 4.2




                          SCIENTIFIC GAMES CORPORATION
                                    as Issuer



                           THE GUARANTORS PARTY HERETO



                                       and



                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                   as Trustee

                                ________________

                                    INDENTURE

                          Dated as of December 23, 2004

                                ________________

            0.75% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2024


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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----



                                  ARTICLE I

                                 Definitions

Section 1.01.  Definitions...................................................2


                                  ARTICLE II

    Issue, Description, Execution, Registration and Exchange of Debentures

Section 2.01.  Designation Amount and Issue of Debentures...................17
Section 2.02.  Form of Debentures...........................................17
Section 2.03.  Date and Denomination of Debentures; Payments of Interest....18
Section 2.04.  Execution of Debentures......................................19
Section 2.05.  Exchange and Registration of Transfer of Debentures;
               Restrictions on Transfer.....................................20
Section 2.06.  Mutilated, Destroyed, Lost or Stolen Debentures..............27
Section 2.07.  Temporary Debentures.........................................28
Section 2.08.  Cancellation of Debentures...................................28
Section 2.09.  CUSIP Numbers................................................28


                                 ARTICLE III

                   Redemption and Repurchase of Debentures

Section 3.01.  Company's Right to Redeem....................................29
Section 3.02.  Notice of Optional Redemption; Selection of Debentures.......29
Section 3.03.  Payment of Debentures Called for Redemption by the
               Company......................................................31
Section 3.04.  Repurchase of Debentures by the Company at Option of
               Holders Upon a Fundamental Change............................32
Section 3.05.  Repurchase of Debentures by the Company at Option of
               Holders on Specified Dates...................................34
Section 3.06.  Conditions and Procedures for Repurchase at Option of
               Holders......................................................36

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                                   ARTICLE IV

                  Mandatory Disposition Pursuant to Gaming Laws



                                    ARTICLE V

                       Particular Covenants of the Company

Section 5.01.  Payment of Principal and Interest............................40
Section 5.02.  Maintenance of Office or Agency..............................40
Section 5.03.  Appointments to Fill Vacancies in Trustee's Office...........41
Section 5.04.  Provisions as to Paying Agent................................41
Section 5.05.  Existence....................................................42
Section 5.06.  Rule 144A Information Requirement............................42
Section 5.07.  Stay, Extension and Usury Laws...............................43
Section 5.08.  Compliance Certificate.......................................43


                                  ARTICLE VI

      Debentureholders' Lists and Reports by the Company and the Trustee

Section 6.01.  Debentureholders' Lists......................................43
Section 6.02.  Preservation and Disclosure of Lists.........................44
Section 6.03.  Reports by Trustee...........................................44
Section 6.04.  Reports by Company...........................................44


                                 ARTICLE VII

     Remedies of the Trustee and Debentureholders on an Event Of Default

Section 7.01.  Events of Default............................................45
Section 7.02.  Payments of Debentures on Default; Suit Therefor.............48
Section 7.03.  Application of Monies Collected by Trustee...................49
Section 7.04.  Proceedings by Debentureholder...............................50
Section 7.05.  Proceedings by Trustee.......................................51
Section 7.06.  Remedies Cumulative and Continuing...........................51
Section 7.07.  Direction of Proceedings and Waiver of Defaults by
               Majority of Debentureholders.................................52
Section 7.08.  Notice of Defaults...........................................52
Section 7.09.  Undertaking to Pay Costs.....................................53

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                                 ARTICLE VIII

                                 The Trustee

Section 8.01.  Duties and Responsibilities of Trustee.......................53
Section 8.02.  Reliance on Documents, Opinions, Etc.........................55
Section 8.03.  No Responsibility for Recitals, Etc..........................56
Section 8.04.  Trustee, Paying Agents, Conversion Agents or Registrar
               May Own Debentures...........................................56
Section 8.05.  Monies to be Held in Trust...................................56
Section 8.06.  Compensation and Expenses of Trustee.........................57
Section 8.07.  Officers' Certificate as Evidence............................57
Section 8.08.  Conflicting Interests of Trustee.............................58
Section 8.09.  Eligibility of Trustee.......................................58
Section 8.10.  Resignation or Removal of Trustee............................58
Section 8.11.  Acceptance by Successor Trustee..............................59
Section 8.12.  Succession by Merger.........................................60
Section 8.13.  Preferential Collection of Claims............................60


                                  ARTICLE IX

                             The Debentureholders

Section 9.01.  Action by Debentureholders...................................61
Section 9.02.  Proof of Execution by Debentureholders.......................61
Section 9.03.  Who Are Deemed Absolute Owners...............................61
Section 9.04.  Company-owned Debentures Disregarded.........................61
Section 9.05.  Revocation of Consents, Future Holders Bound.................62


                                  ARTICLE X

                         Meetings of Debentureholders

Section 10.01.  Purpose of Meetings.........................................62
Section 10.02.  Call of Meetings by Trustee.................................63
Section 10.03.  Call of Meetings by Company or Debentureholders.............63
Section 10.04.  Qualifications for Voting...................................63
Section 10.05.  Regulations.................................................64
Section 10.06.  Voting......................................................64
Section 10.07.  No Delay of Rights by Meeting...............................65

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                                  ARTICLE XI

                           Supplemental Indentures

Section 11.01.  Supplemental Indentures Without Consent of
                Debentureholders............................................65
Section 11.02.  Supplemental Indenture with Consent of Debentureholders.....67
Section 11.03.  Effect of Supplemental Indenture............................68
Section 11.04.  Notation on Debentures......................................68
Section 11.05.  Evidence of Compliance of Supplemental Indenture to be
                Furnished to Trustee........................................68


                                 ARTICLE XII

              Consolidation, Merger, Sale, Conveyance and Lease

Section 12.01.  Consolidation on Certain Terms..............................69
Section 12.02.  Successor to be Substituted.................................69
Section 12.03.  Opinion of Counsel to be Given Trustee......................70


                                 ARTICLE XIII

                   Satisfaction and Discharge of Indenture

Section 13.01.  Discharge of Indenture......................................70
Section 13.02.  Paying Agent to Repay Monies Held...........................71
Section 13.03.  Return of Unclaimed Monies..................................71


                                 ARTICLE XIV

       Immunity of Incorporators, Stockholders, Officers and Directors

Section 14.01.  Indenture and Debentures Solely Corporate Obligations.......71


                                  ARTICLE XV

                           Conversion of Debentures

Section 15.01.  Right to Convert............................................72
Section 15.02.  Exercise of Conversion Right; Issuance of Common Stock
                on Conversion; No Adjustment for Interest or Dividends......75
Section 15.03.  Payment Upon Conversion; Cash Payments in Lieu of
                Fractional Shares...........................................77
Section 15.04.  Conversion Rate.............................................78
Section 15.05.  Adjustment of Conversion Rate...............................78

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Section 15.06.  Effect of Reclassification, Consolidation, Merger or
                Sale........................................................85
Section 15.07.  Taxes on Shares Issued......................................86
Section 15.08.  Reservation of Shares, Shares to be Fully Paid;
                Compliance with Governmental Requirements; Listing of
                Common Stock................................................86
Section 15.09.  Responsibility of Trustee...................................87
Section 15.10.  Notice to Holders Prior to Certain Actions..................88
Section 15.11.  Stockholder Rights Plan.....................................89
Section 15.12.  Conversion After a Public Acquirer Change of Control........89


                                 ARTICLE XVI

                                Subordination

Section 16.01.  Debentures Subordinated to Senior Debt......................90
Section 16.02.  No Payment on Debentures in Certain Circumstances...........90
Section 16.03.  Payment Over of Proceeds Upon Dissolution, Etc..............91
Section 16.04.  Subrogation.................................................92
Section 16.05.  Obligations of Company Unconditional........................93
Section 16.06.  Notice to Trustee...........................................93
Section 16.07.  Reliance on Judicial Order or Certificate of
                Liquidating Agent...........................................94
Section 16.08.  Trustee's Relation to Senior Debt...........................94
Section 16.09.  Subordination Rights Not Impaired by Acts or Omissions
                of the Company or Holders of Senior Debt....................95
Section 16.10.  Debentureholders Authorize Trustee to Effectuate
                Subordination of Debentures.................................95
Section 16.11.  This Article Not to Prevent Events of Default...............95
Section 16.12.  Trustee's Compensation Not Prejudiced.......................95
Section 16.13.  No Waiver of Subordination Provisions.......................95
Section 16.14.  Acceleration of Debentures..................................96


                                 ARTICLE XVII

                                  Guarantees

Section 17.01.  Unconditional Guarantee.....................................96
Section 17.02.  Limitations on Guarantees...................................97
Section 17.03.  Execution and Delivery......................................98
Section 17.04.  Release of a Guarantor......................................98
Section 17.05.  Waiver of Subrogation.......................................99
Section 17.06.  Obligations Continuing......................................99
Section 17.07.  Obligations Reinstated......................................99
Section 17.08.  Waiver.....................................................100
Section 17.09.  No Obligation To Take Action Against the Company...........100
Section 17.10.  Default and Enforcement....................................100

Section 17.11.  Amendment, Etc.............................................100
Section 17.12.  Acknowledgment.............................................100
Section 17.13.  Costs and Expenses.........................................100
Section 17.14.  No Waiver; Cumulative Remedies.............................101
Section 17.15.  Successors and Assigns.....................................101
Section 17.16.  Contribution...............................................101
Section 17.17.  Future Guarantors..........................................101


                                ARTICLE XVIII

                       Subordination of the Guarantees

Section 18.01.  Guarantee Obligations Subordinated to Guarantor Senior
                Debt.......................................................102
Section 18.02.  No Payment on Guarantee in Certain Circumstances...........102
Section 18.03.  Payment Over of Proceeds Upon Dissolution, Etc.............103
Section 18.04.  Subrogation................................................104
Section 18.05.  Obligations of Guarantor Unconditional.....................105
Section 18.06.  Notice to Trustee..........................................105
Section 18.07.  Reliance on Judicial Order or Certificate of
                Liquidating Agent..........................................106
Section 18.08.  Trustee's Relation to Guarantor Senior Debt................107
Section 18.09.  Subordination Rights Not Impaired by Acts or Omissions
                of the Guarantors or Holders of Guarantor Senior Debt......107
Section 18.10.  Debentureholders Authorize Trustee to Effectuate
                Subordination of Guarantees................................107
Section 18.11.  This Article Not to Prevent Events of Default..............107
Section 18.12.  Trustee's Compensation Not Prejudiced......................107
Section 18.13.  No Waiver of Guarantee Subordination Provisions............108
Section 18.14.  Payments May be Paid Prior to Dissolution..................108


                                 ARTICLE XIX

                           Miscellaneous Provisions

Section 19.01.  Provisions Binding on Company's Successors.................108
Section 19.02.  Official Acts by Successor Corporation.....................108
Section 19.03.  Addresses for Notices, Etc.................................108
Section 19.04.  Governing Law..............................................109
Section 19.05.  Evidence of Compliance with Conditions Precedent,
                Certificates to Trustee....................................109
Section 19.06.  Legal Holidays.............................................110
Section 19.07.  Company Responsible for Making Calculations................110
Section 19.08.  Trust Indenture Act........................................110
Section 19.09.  No Security Interest Created...............................111
Section 19.10.  Benefits of Indenture......................................111


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Section 19.11.  Table of Contents, Headings, Etc...........................111
Section 19.12.  Execution in Counterparts..................................111
Section 19.13.  Severability...............................................111
Section 19.14.  Tax Treatment..............................................111


Exhibit A - Form of Debenture

CROSS-REFERENCE TABLE*


Trust Indenture Act Section                              Indenture Section
---------------------------                              -----------------

ss.310(a)(1)......................................................8.09
     (a)(2).......................................................8.09
     (a)(3).......................................................N.A.
     (a)(4).......................................................N.A.
     (a)(5).......................................................N.A.
     (b)..........................................................8.08
     (c)..........................................................N.A.
ss.311(a).........................................................8.13
     (b)..........................................................8.13
     (c)..........................................................N.A.
ss.312(a)...................................................6.01; 6.02
     (b)..........................................................N.A.
     (c)..........................................................N.A.
ss.313(a).........................................................6.03
     (b)..........................................................N.A.
     (c)..........................................................6.03
     (d)..........................................................6.03
ss.314(a).........................................................6.04
     (b)..........................................................N.A.
     (c)(1)......................................................19.05
     (c)(2)......................................................19.05
     (c)(3).......................................................N.A.
     (d)..........................................................N.A.
     (e).........................................................19.05
     (f)..........................................................N.A.
ss.315(a)...................................................8.01; 8.02
     (b)..........................................................7.08
     (c)..........................................................7.06
     (d)....................................................8.01; 8.06
     (e)..........................................................7.09
ss.316(a)(1)......................................................7.07
     (a)(2)......................................................11.02
     (b)..........................................................N.A.
     (c)..........................................................9.01
ss.317(a)(1)......................................................7.02
     (a)(2).......................................................7.02
     (b)..........................................................5.04
ss.318(a)........................................................19.08


N.A. means not applicable.

*Note: This table shall not, for any purpose, be deemed to be part of the Indenture.

                              INDENTURE dated as of December 23, 2004, among
                        Scientific Games Corporation, a Delaware corporation (hereinafter called the "Company"), the subsidiary guarantors from time to time party hereto and Wells Fargo Bank, National Association, as trustee hereunder.



                              W I T N E S S E T H:

            WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 0.75% Convertible Senior Subordinated Debentures due 2024 (hereinafter called the "Debentures"), in an aggregate principal amount not to exceed $250,000,000 (or up to $275,000,000 if the Initial Purchasers' option to purchase additional Debentures as set forth in the Purchase Agreement is exercised in full), and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued, delivered and guaranteed, the Company and each Guarantor party hereto has duly authorized the execution and delivery of this Indenture;

            WHEREAS, the Debentures, the certificate of authentication to be borne by the Debentures, a form of assignment, a form of fundamental change repurchase election, a form of Company repurchase election and a form of conversion notice to be borne by the Debentures are to be substantially in the forms hereinafter provided for; and

            WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, as in this Indenture provided, the valid, binding and legal obligations of the Company and the Guarantors, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the Guarantees set forth herein and the issue hereunder of the Debentures and the Guarantees have in all respects been duly authorized,

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued, delivered and guaranteed, and in consideration of the premises and of the purchase and acceptance of the Debentures by the holders thereof, the Company and each Guarantor party hereto covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures (except as otherwise provided below), as follows:

                                   ARTICLE I

                                   Definitions
                                   -----------

            Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words "herein", "hereof", "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

            "Additional Amounts" has the meaning specified for "Additional Amounts" in Section 3(a) of the Registration Rights Agreement.

            "Additional Common Stock" has the meaning specified in
Section 15.01(d)

            "Adjustment Event" has the meaning specified in Section 15.05(k).

            "Agent Members" has the meaning specified in Section 2.05(b)(v).

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Board of Directors" means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

            "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

            "Capital Stock" of any Person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations or other equivalents, however designated, of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

            "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "Cash Settlement Averaging Period" with respect to any Debenture means the 20 consecutive Trading Days beginning on the second Trading Day after a holder of Debentures delivers a conversion notice to the Conversion Agent, except that with respect to any notice of conversion received after the date of issuance of a Redemption Notice in accordance with Section 3.02, it shall mean the 20 consecutive Trading Days ending on the Trading Day immediately preceding the applicable Redemption Date.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

            "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.06 and Section 15.12, however, shares issuable on conversion of Debentures shall include only shares of the class designated as Class A common stock, par value $0.01 per share, of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

            "Company" means the corporation named as the "Company" in the first paragraph of this Indenture, and, subject to the provisions of Article XII and Section 15.06, shall include its successors and assigns.

            "Company Repurchase Date" has the meaning specified in
Section 3.05(a).

            "Company Repurchase Election" has the meaning specified in
Section 3.05(c)(i).

            "Company Repurchase Notice" has the meaning specified in
Section 3.05(b).

            "Company Repurchase Price" has the meaning specified in
Section 3.05(a).

            "Conversion Agent" means the Trustee or such other office or agency designated by the Company where Debentures may be presented for conversion.

            "Conversion Date" has the meaning specified in Section 15.02.

            "Conversion Price" as of any day means $1,000 divided by the Conversion Rate as of such date and rounded to the nearest cent. The Conversion Price shall initially be approximately $29.10 per share of Common Stock.

            "Conversion Rate" has the meaning specified in Section 15.04.

            "Conversion Value" means the product of (1) the applicable Conversion Rate and (2) the average of the Last Reported Sale Prices of the Common Stock for the 20 consecutive Trading Days during the Cash Settlement Averaging Period.

            "Corporate Trust Office" or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 213 Court Street, Suite 703, Middletown, CT 06457, or at any other address as the Trustee may designate from time to time by notice to the holders.

             "Credit Agreement" means the Existing Credit Agreement or, to the extent entered into in replacement thereof, the New Credit Agreement, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the total commitment under, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

            "Current Market Price" means the average of the Last Reported Sale Price per share of the Common Stock for the 20 consecutive Trading Day period ending on the applicable date of determination (if the applicable date of determination is a Trading Day or, if not, then on the last Trading Day prior to the applicable date of determination), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the 20 Trading Day period and ending on the applicable date of determination, of any event that would result in an adjustment of the Conversion Rate under this Indenture.

            "Custodian" means the Trustee, or any successor entity thereto.

            "Debenture" or "Debentures" means any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture, including any Global Debenture.

            "Debenture Register" has the meaning specified in
Section 2.05(a).

            "Debenture Registrar" has the meaning specified in
Section 2.05(a).

            "Debentureholder" or "holder" as applied to any Debenture, or other similar terms (but excluding the term "beneficial holder"), means any Person in whose name at the time a particular Debenture is registered on the Debenture Registrar's books.

            "default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

            "Defaulted Interest" has the meaning specified in Section 2.03.

            "Depositary" means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Debentures. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such Depositary pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

            "Designated Guarantor Senior Debt" means, with respect to any Guarantor, (1) any Indebtedness outstanding under the Credit Agreement to the extent guaranteed or otherwise incurred by such Guarantor and (2) any other Guarantor Senior Debt of such Guarantor designated as "Designated Senior Debt" or "Designated Guarantor Senior Debt" under the indenture governing the Old Notes or the New High Yield Notes or any other Qualified Indebtedness outstanding at the time of determination.

            "Designated Senior Debt" means (1) any Indebtedness outstanding under the Credit Agreement, (2) any other Senior Debt designated as "Designated Senior Debt" under the indenture governing the Old Notes or the New High Yield Notes or any other Qualified Indebtedness outstanding at the time of determination and (3) if no Qualified Indebtedness is outstanding at the time of determination, any other Senior Debt the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt" in the instrument creating such Indebtedness.

            "Determination Date" has the meaning specified in
Section 15.05(k).

            "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Fundamental Change), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof

(except, in each case, upon the occurrence of a Fundamental Change), in whole or in part, on or prior to the Stated Maturity.

            "Effective Date" has the meaning specified in
Section 15.01(b)(ii).

            "Event of Default" means any event specified in Section 7.01 as an Event of Default.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

            "Ex-Dividend Date" means, with respect to any distribution on shares of Common Stock, the first date upon which a sale of the Common Stock does not automatically transfer the right to receive such distribution from the seller of the Common Stock to the buyer.

            "Existing Credit Agreement" means the Amended and Restated Credit Agreement, dated as of November 6, 2003, among the Company, the lenders party thereto and The Bank of New York, as administrative agent, including all related notes, collateral documents and guarantees.

            "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Trustee.

            "Fundamental Change" means the occurrence of any of the following:

            (i) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or its or their employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of all shares of the Company's Capital Stock that are entitled to vote generally in the election of directors;

            (ii) consummation of any share exchange, consolidation or merger of the Company or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or one or more of its Subsidiaries, pursuant to which the Common Stock will be converted into cash, securities or other property; provided that a transaction where the holders of the Company's voting Capital Stock immediately prior to such transaction have, directly or indirectly, more than 50% of the aggregate voting power of all shares of Capital Stock of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Fundamental Change;

            (iii) the replacement of a majority of the Board of Directors over a two-year period from the directors who constituted the Board of Directors at the beginning of such period (other than individuals designated to serve from time to time on the Board of Directors pursuant to the Stockholders' Agreement, dated as of September 6, 2000, as amended or supplemented as of the Original Issue Date, among the Company and certain of its stockholders), and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election as a member of the Board of Directors was previously so approved;

            (iv) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

            (v) the Common Stock or other common stock into which the Debentures are convertible is neither listed for trading on a U.S. national securities exchange nor approved for trading on The NASDAQ National Market or another established automated over-the-counter trading market in the United States.

            A Fundamental Change will not be deemed to have occurred in respect of any of the foregoing, however, if either:

            (i) the Last Reported Sale Price of the Common Stock for any five Trading Days within the 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof equals or exceeds 110% of the Conversion Price of the Debentures immediately before the Fundamental Change or the public announcement thereof (the "Trading Price Exception"); or

            (ii) at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of Capital Stock traded on a national securities exchange or quoted on The NASDAQ National Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (the "publicly traded securities") and as a result of this transaction or transactions the Debentures become convertible into such publicly traded securities, excluding cash payments for fractional shares.

            "Fundamental Change Repurchase Date" has the meaning specified in
Section 3.04(a).

            "Fundamental Change Repurchase Election" has the meaning specified in Section 3.04(c)(i).

            "Fundamental Change Repurchase Notice" has the meaning specified in Section 3.04(b).

            "Fundamental Change Repurchase Price" has the meaning provided in
Section 3.04(a).

            "Funding Guarantor" has the meaning specified in Section 17.16.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Original Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

            "Gaming Authority" means any regulatory body responsible for a gaming license held by the Company or a Subsidiary of the Company or any agency (including, without limitation, any agency established by a United States federally-recognized Indian tribe to regulate gaming on such tribe's reservation) which has, or may at any time after the Original Issue Date have, jurisdiction over the gaming activities of the Company or any of its Subsidiaries, or any successor to such authority.

            "Global Debenture" has the meaning specified in Section 2.02.

            "Guarantee" has the meaning specified in Section 17.01.

            "Guarantor" means (i) each of Scientific Games Management Corporation, Scientific Games Holdings Corp., Scientific Games (Greece), Inc., Scientific Games Acquisition, Inc., Scientific Games Finance Corporation, Scientific Games International, Inc., MDI Entertainment, LLC, Scientific Games Royalty Corporation, Scientific Games Racing, LLC, Autotote International, Inc., SG Racing, Inc., Autotote Enterprises, Inc., Autotote Keno Corporation, Autotote Gaming, Inc., Autotote Dominicana Inc., Autotote Interactive, Inc. and Scientific Games Online Entertainment Systems, Inc. and
(ii) each of the Company's Subsidiaries that in the future executes a supplemental indenture pursuant to Section 17.17 in which such Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

            "Guarantor Payment Blockage Notice" has the meaning specified in
Section 18.02(a).

            "Guarantor Payment Blockage Period" has the meaning specified in
Section 18.02(a).

            "Guarantor Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of any Guarantor of the Debentures, whether outstanding on the Original Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of the Debentures. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, all monetary obligations (including guarantees thereof) of every nature of any Guarantor of the Debentures under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities. "Guarantor Senior Debt" shall not include

            (1) Indebtedness evidenced by a Guarantee of the Debentures, the Old Notes or the New High Yield Notes;

            (2) any Indebtedness of such Guarantor of the Debentures owing to the Company or to a Subsidiary of the Company;

            (3) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any Subsidiary of the Company or Affiliate of the Company (including, without limitation, amounts owed for compensation);

            (4) trade payables and other current liabilities arising in the ordinary course of business in connection with obtaining goods, materials or services;

            (5) Indebtedness represented by Disqualified Stock;

            (6) any liability for federal, state, local or other taxes owed or owing by such Guarantor of the Debentures;

            (7) that portion of any Indebtedness of such Guarantor of the Debentures that is subordinated to or pari passu with any other Indebtedness as a result of having been incurred in violation of the agreement or agreements governing such other Indebtedness;

            (8) any Indebtedness which is, by its express terms, subordinated in right of payment or junior to any other Indebtedness of such Guarantor of the Debentures; and

            (9) any Indebtedness which, when incurred and without respect to any other election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor of the Debentures.

            "incur" means, with respect to any Indebtedness, to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise with respect to, or otherwise become responsible for payment of such Indebtedness.

            "Indebtedness" means with respect to any Person, without duplication,

            (1) the principal amount of all obligations of such Person for borrowed money,

            (2) the principal amount of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

            (3) all Capitalized Lease Obligations of such Person,

            (4) all obligations of such Person to pay the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding accounts payable and other current liabilities arising in the ordinary course of business),

            (5) all obligations of such Person for the reimbursement of any obligor on any letter of credit or banker's acceptance,

            (6) guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below,

            (7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value at such date of any asset subject to any Lien securing the Indebtedness of others and the amount of the Indebtedness secured,

            (8) all obligations under currency swap agreements and interest swap agreements of such Person, and

            (9) all Disqualified Stock issued by such Person.

            "Indenture" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

            "Initial Purchasers" means J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc., Jefferies & Company, Inc., Ramius Securities, LLC, BNY Capital Markets, Inc., Commerzbank Capital Markets Corp. and LaSalle Debt Capital Markets, a division of ABN AMRO Financial Services, Inc. (each an "Initial Purchaser").

            "Interest" means, when used with reference to the Debentures, any interest payable under the terms of the Debentures, and Additional Amounts, if any, payable under the terms of the Registration Rights Agreement.

            "Interest Payment Date" means June 1 and December 1 of each year, commencing June 1, 2005.

            "Last Reported Sale Price" of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by The NASDAQ National Market. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by The NASDAQ National Market on the relevant date, the "Last Reported Sale Price" will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the "Last Reported Sale Price" will be the average of the midpoint of the last bid and asked prices for the Common Stock on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

            "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

            "Majority Owned" means having "beneficial ownership" (as defined in Rule 13(d)(3) under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity's Capital Stock that are entitled to vote generally in the election of directors. "Majority Owner" has the correlative meaning.

            "New Credit Agreement" means the Credit Agreement dated on or about the Original Issue Date among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, including all related notes, collateral documents and guarantees.

            "New High Yield Notes" means the 6 1/4% Senior Subordinated Notes due 2012 of the Company, issued pursuant to an indenture dated on or about the Original Issue Date.

            "Non-Stock Change of Control" has the meaning specified in
Section 15.01(d).

            "non-electing share" has the meaning specified in Section 15.06.

            "Obligations" means, with respect to any Indebtedness, all principal, interest, premiums, penalties, fees, indemnities, expenses
(including legal fees and
expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness.

            "Officers' Certificate", when used with respect to the Company, means a certificate signed by any two of the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President"), the Treasurer or the Secretary of the Company; provided that the Officers' Certificate delivered on the date hereof pursuant to Section 19.05 may be signed by any one of the foregoing. "Officers' Certificate", when used in respect of a Guarantor, has a correlative meaning.

            "Old Notes" means the 12.5% Senior Subordinated Notes due 2010 of the Company, issued pursuant to an indenture dated as of August 14, 2000.

            "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.

            "Original Issue Date" means December 23, 2004.

            "outstanding", when used with reference to Debentures and subject to the provisions of Section 9.04, means, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

            (a) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (b) Debentures, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) (provided that such deposit or payment therefrom is not prohibited by Article XVI or XVIII of this Indenture) or (ii) which shall have been otherwise discharged in accordance with Article XIII;

            (c) Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.06; and

            (d) Debentures converted into cash or a combination of cash and Common Stock (or other property in accordance with the terms of this Indenture), as the case may be, pursuant to Article XV and Debentures deemed not outstanding pursuant to Article III.

            "Paying Agent" means the Trustee or such other office or agency designated by the Company where Debentures may be presented for payment.

            "Payment Blockage Notice" has the meaning specified in
Section 16.02(a).

            "Payment Blockage Period" has the meaning specified in
Section 16.02(a).

            "Person" means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

            "Permitted Junior Securities" means

            (1) Qualified Capital Stock of the Company or any Guarantor; or

            (2) debt securities that are subordinated to (a) all Senior Debt or Guarantor Senior Debt and (b) any debt securities issued in exchange for Senior Debt or Guarantor Senior Debt to substantially the same extent as, or to a greater extent than, the Debentures and the Guarantees of the Debentures are subordinated to Senior Debt and Guarantor Senior Debt, respectively, under this Indenture.

            "Portal Market" means the Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

            "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture, and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.06 in lieu of a mutilated, lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Debenture that it replaces.

            "Public Acquirer Change of Control" means any event constituting a Non-Stock Change of Control in which the acquirer has a class of common stock traded on any U.S. national securities exchange or quoted on The NASDAQ National Market or which will be so traded or quoted when issued or exchanged in connection with such Non-Stock Change of Control (the "Public Acquirer Common Stock"). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have Public Acquirer Common Stock if a corporation that directly or indirectly is the Majority Owner of the acquirer has a class of common stock satisfying the foregoing requirement; in such case, all references to Public Acquirer Common Stock shall refer to such class of common stock.

            "Public Acquirer Common Stock" has the meaning specified in the definition of Public Acquirer Change of Control in this Section 1.01.

            "Purchase Agreement" means the Purchase Agreement, dated as of December 1, 2004, among the Company, the Guarantors and the Initial Purchasers.

            "Qualified Capital Stock" means any Capital Stock that is not Disqualified Stock.

            "Qualified Indebtedness" means all senior subordinated indebtedness of the Company or its Subsidiaries that (1) is in the form of, or represented by, bonds or other securities or any guarantee thereof and (2) is, or may be, quoted, listed or purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A), and shall include, without limitation, the New High Yield Notes, if issued, and the Old Notes.

            "Redemption Date" has the meaning specified in Section 3.02(a).

            "Redemption Notice" has the meaning specified in Section 3.02(a).

            "Redemption Price" has the meaning specified in Section 3.01.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated December 23, 2004, among the Company, the Guarantors party thereto and the Initial Purchasers, as amended from time to time in accordance with its terms.

            "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the May 15 or November 15 next preceding such Interest Payment Date (whether or not a Business Day).

            "Repurchase Date" means the Fundamental Change Repurchase Date or the Company Repurchase Date, as applicable.

            "Repurchase Election" means the Fundamental Change Repurchase Election or the Company Repurchase Election, as applicable.

            "Repurchase Price" means the Fundamental Change Repurchase Price or the Company Repurchase Price, as applicable.

            "Responsible Officer" means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Department (or any successor unit, department or division of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Sections 7.08 and 8.01(b), also means any other officer or person performing similar functions to whom any corporate trust matter is referred because of such person's knowledge of any familiarity with the particular subject.

            "Restricted Securities" has the meaning specified in
Section 2.05(c).

            "Rule 144A" means Rule 144A as promulgated under the Securities
Act.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

            "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Original Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Debentures. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, all monetary obligations (including guarantees thereof) of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities. "Senior Debt" shall not include

            (1) Indebtedness evidenced by the Debentures, the Old Notes or the New High Yield Notes;

            (2) any Indebtedness of the Company to a Subsidiary of the Company;

            (3) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any Subsidiary of the Company or Affiliate of the Company (including, without limitation, amounts owed for compensation);

            (4) trade payables and other current liabilities arising in the ordinary course of business in connection with obtaining goods, materials or services;

            (5) Indebtedness represented by Disqualified Stock;

            (6) any liability for federal, state, local or other taxes owed or owing by the Company;

            (7) that portion of any Indebtedness that is subordinated to or pari passu with any other Indebtedness as a result of having been incurred in violation of the agreement or agreements governing such other Indebtedness;

            (8) any Indebtedness which is, by its express terms, subordinated in right of payment or junior to any other Indebtedness of the Company; and

            (9) any Indebtedness which, when incurred and without respect to any other election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company.

            "Settlement Amount" has the meaning specified in Section 15.03(a).

            "Significant Subsidiary" has the meaning specified in Rule 1-02 of Regulation S-X, and "Significant Subsidiaries" has a corresponding meaning.

            "Special Record Date" has the meaning specified in
Section 2.03(a).

            "Spin-Off" has the meaning specified in Section 15.05(c).

            "Stated Maturity" means December 1, 2024.

            "Stock Price" has the meaning specified in Section 15.01(d).

            "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof).

            "Trading Day" means a day during which trading in the Common Stock generally occurs and a closing sale price for the Common Stock is provided on The NASDAQ National Market or, if the Common Stock is not quoted on The NASDAQ National Market, on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

            "Trading Price Exception" has the meaning specified in the definition of "Fundamental Change" in this Section 1.01.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Sections 11.03 and 15.06; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

            "Trustee" means Wells Fargo Bank, National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

                                   ARTICLE II

     Issue, Description, Execution, Registration and Exchange of Debentures
     ----------------------------------------------------------------------

            Section 2.01. Designation Amount and Issue of Debentures. The Debentures shall be designated as "0.75% Convertible Senior Subordinated Debentures due 2024". Debentures not to exceed the aggregate principal amount of $250,000,000 (or up to $275,000,000, if the Initial Purchasers' option to purchase additional Debentures as set forth in the Purchase Agreement is exercised in full) (except pursuant to Sections 2.05, 2.06, 3.04, 3.05 and 15.02 hereof) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chief Executive Officer, its President, its Chief Operating Officer or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President"), without any further action by the Company hereunder.

            Section 2.02. Form of Debentures. The Debentures and the Trustee's certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Debentures to be tradable on the Portal Market or as may be required for the Debentures to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

            So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(a), all of the Debentures will be represented by one or more Debentures in global form registered in the name of the Depositary or the nominee of the Depositary (a "Global Debenture"). The transfer and exchange of beneficial interests in any such Global Debenture shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in
Section 2.05(a), beneficial holders of a Global Debenture will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Debenture.

            Any Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the principal amount of outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Debentures in accordance with this Indenture. Payment of principal of and Interest on any Global Debenture shall be made to the holder of such Debenture.

            Section 2.03. Date and Denomination of Debentures; Payments of Interest. The Debentures shall be issuable in fully registered form without interest coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Debenture shall be dated the date of its authentication and shall bear Interest from the date specified on the face of the form of Debenture attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

            The Person in whose name any Debenture (or its Predecessor Debenture) is registered on the Debenture Register at the close of business on the Regular Record Date with respect to an Interest Payment Date shall be entitled to receive the Interest payable on such Interest Payment Date, except that (i) Interest payable at Stated Maturity will be payable to the Person to whom the principal amount is payable and (ii) the Interest payable upon redemption or repurchase will be payable to the Person to whom the principal amount is payable pursuant to such redemption or repurchase (unless the Redemption Date or the Repurchase Date, as the case may be, is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the semi-annual payment of Interest becoming due on such date shall be payable to the holders of such Debentures registered as such on the applicable Regular Record Date). Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay Interest (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register (or upon written notice, by wire transfer in immediately available funds, if such Person is entitled to Interest on Debentures with an aggregate principal amount in excess of $2,000,000) (provided that at Stated Maturity Interest on any Debenture will be payable with the principal amount at the Company's office or agency in New York City) or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.

            Any Interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any June 1 or December 1 (herein called "Defaulted Interest") shall forthwith cease to be payable to the Debentureholder on the relevant Regular Record Date by virtue of its having been such Debentureholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

            (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a "Special Record Date" for the payment of such Defaulted Interest, which shall be the date fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Debenture Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b) of this Section 2.03.

            (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

            Section 2.04. Execution of Debentures. The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Chief Operating Officer or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President"). Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Exhibit A hereto, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

            In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company, and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

            Section 2.05. Exchange and Registration of Transfer of Debentures; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.02 being herein sometimes collectively referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Debenture Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed "Debenture Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.02.

            Upon surrender for registration of transfer of any Debenture to the Debenture Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

            Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.02. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Debentureholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

            All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

            All Debentures presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Debenture Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the Debentureholder thereof or his attorney duly authorized in writing.

            No service charge shall be made to any holder for any registration of, transfer or exchange of Debentures, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures.

            Neither the Company nor the Trustee nor any Debenture Registrar shall be required to exchange or register a transfer of (a) any Debentures for a period of 15 days next preceding the mailing of a notice of redemption of Debentures to be redeemed, (b) any Debentures or portions thereof called for redemption pursuant to Section 3.01, (c) any Debentures or portions thereof surrendered for conversion pursuant to Article XV, (d) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to
Section 3.04 or (e) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.05.

            (b) The following provisions shall apply only to Global Debentures:

            (i) Each Global Debenture authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Debenture shall constitute a single Debenture for all purposes of this Indenture.

            (ii) Notwithstanding any other provision in this Indenture, no Global Debenture may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or (ii) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Company within 90 days, (B) an Event of Default has occurred and is continuing, (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Debentures represented by Global Debentures or (D) any beneficial holder reasonably requests such exchange on terms acceptable to the Company and the Depositary, which in the case of the Trustee may include, in the Trustee's sole discretion, among other things, the requirement that (i) the Trustee and any Debenture Registrar receive (a) from the

      Company or the Depositary, a written order, in either case requesting such exchange, and an Opinion of Counsel (which upon receipt thereof the Trustee and such Debenture Registrar shall be fully protected in relying) to the effect that (x) all securities laws in connection with such exchange have been complied with and (y) such exchange is otherwise authorized or permitted by this Indenture; and (b) from such beneficial holder (x) an affidavit as to its beneficial ownership interest in such Global Debenture and/or (y) an indemnity, reasonably satisfactory to the Trustee and such Debenture Registrar, against any loss, liability or expense to the Trustee and such Debenture Registrar to the extent that the Trustee or Debenture Registrar acts upon such order, affidavit and/or indemnity; and (ii) such exchange can be accomplished in a manner that is practicable and not inconsistent with the rules of any applicable Depositary or securities exchange upon which the Debentures may be listed for trading. Any Global Debenture exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Debenture exchanged pursuant to clause (C) or (D) above may be exchanged in whole or from time to time in part as directed by the Company. Any Debenture issued in exchange for a Global Debenture or any portion thereof shall be a Global Debenture; provided that any such Debenture so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Debenture.

            (iii) Debentures issued in exchange for a Global Debenture or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Debenture or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Debenture to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Debenture Registrar. With regard to any Global Debenture to be exchanged in part, either such Global Debenture shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Debenture, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Debenture issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

            (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Debentures in definitive, fully registered form, without interest coupons.

            (v) Neither any members of, or participants in, the Depositary ("Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Debenture registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner and holder of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial holder of any Debenture.

            (vi) At such time as all interests in a Global Debenture have been redeemed, repurchased, converted, canceled or exchanged for Debentures in certificated form, such Global Debenture shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Debenture is redeemed, repurchased, converted, canceled or exchanged for Debentures in certificated form, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

            (c) Every Debenture that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Debentures and required to bear the legend set forth in Section 2.05(d), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.05(c) and 2.05(d), the term "transfer" encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

            Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Debenture (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form, unless such Debenture has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE
OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO SCIENTIFIC GAMES CORPORATION (THE "ISSUER"), (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(B) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

            THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED DECEMBER 23, 2004 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO

COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

            Any Debenture (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Debenture for exchange to the Debenture Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c). If the Restricted Security surrendered for exchange is represented by a Global Debenture bearing the legend set forth in this Section 2.05(c), the principal amount of the legended Global Debenture shall be reduced by the appropriate principal amount and the principal amount of a Global Debenture without the legend set forth in this Section 2.05(c) shall be increased by an equal principal amount. If a Global Debenture without the legend set forth in this Section 2.05(c) is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Debenture to the Depositary.

            (d) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of any Debenture shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or such Common Stock has been issued upon conversion of Debentures that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE
OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY

SUCCESSOR PROVISION), ONLY (A) TO SCIENTIFIC GAMES CORPORATION (THE "ISSUER"),
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(B) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

            THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED DECEMBER 23, 2004 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

            Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

            (e) Any Debenture or Common Stock issued upon the conversion of a Debenture that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Debentures or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Agent Members or beneficial holders of interests in any Global Debenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            Section 2.06. Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee shall authenticate and make available for delivery, a new Debenture, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case, the applicant for a substituted Debenture shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

            Following receipt by the Trustee of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee may authenticate any such substituted Debenture and make available for delivery such Debenture. Upon the issuance of any substituted Debenture, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature or has been called for redemption or has been tendered for repurchase upon a Fundamental Change (and not withdrawn) or has been surrendered for repurchase on a Repurchase Date (and not withdrawn) or is to be converted into cash or a combination of cash and Common Stock (or other property pursuant to the terms of this Indenture), as the case may be, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

            Every substitute Debenture issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.

            Section 2.07. Temporary Debentures. Pending the preparation of Debentures in certificated form, the Company may execute and the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee Debentures in certificated form and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee shall authenticate and make available for delivery in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in certificated form authenticated and delivered hereunder.

            Section 2.08. Cancellation of Debentures. All Debentures surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any Paying Agent or any Debenture Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Debentures in accordance with its customary procedures. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption, repurchase or satisfaction of the Indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

            Section 2.09. CUSIP Numbers. The Company in issuing the Debentures may use "CUSIP" or "ISIN" numbers and/or similar numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and/or "ISIN" numbers in notices of redemption as a convenience to Debentureholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" and/or similar numbers.

                                  ARTICLE III

                     Redemption and Repurchase of Debentures
                     ---------------------------------------

            Section 3.01. Company's Right to Redeem. Prior to June 1, 2010, the Debentures will not be redeemable, except in accordance with Article IV. At any time on or after June 1, 2010 and prior to Stated Maturity, the Company, at its option, may redeem the Debentures, in whole or in part, in accordance with the provisions of Section 3.02 and Section 3.03, on the applicable Redemption Date for a redemption price in cash equal to 100% of the principal amount of the Debentures to be redeemed (the "Redemption Price"), plus any accrued and unpaid Interest on the Debentures to be redeemed to but excluding the Redemption Date.

            Section 3.02. Notice of Optional Redemption; Selection of Debentures. (a) In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.01, it shall fix a date for redemption (the "Redemption Date") and it or, at its written request received by the Trustee not fewer than 45 days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption (a "Redemption Notice") not fewer than 30 nor more than 60 days prior to the Redemption Date to each holder of Debentures so to be redeemed as a whole or in part at its last address as the same appears on the Debenture Register; provided that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture. Concurrently with the mailing of any such Redemption Notice, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Redemption Notice or any of the proceedings for the redemption of any Debenture called for redemption.

            (b) Each such Redemption Notice shall specify the aggregate principal amount of Debentures to be redeemed, the CUSIP, ISIN or similar number or numbers of the Debentures being redeemed, the Redemption Date (which shall be a Business Day), the Redemption Price at which Debentures are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that Interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said date Interest thereon or on the portion thereof to be redeemed will cease to accrue (unless payment is prohibited by Article XVI or XVIII of this Indenture). Such notice shall also state the current Conversion Rate and the date on which the right to convert such Debentures or portions thereof into cash or a combination of cash and Common Stock (or other property pursuant to the terms of this Indenture) will expire. If fewer than all the Debentures are to be redeemed, the Redemption Notice shall identify the Debentures to be redeemed (including CUSIP, ISIN or similar numbers, if any). In case any Debenture is to be redeemed in part only, the Redemption Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

            (c) On or prior to the Redemption Date specified in the Redemption Notice given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion) at the appropriate Redemption Price plus accrued and unpaid Interest to but excluding the Redemption Date; provided that if such payment is made on the Redemption Date it must be received by the Trustee or Paying Agent, as the case may be, by 11:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any Paying Agent pursuant to this Section 3.02(c) in excess of amounts required hereunder to pay the Redemption Price and accrued Interest to, but excluding, the Redemption Date. Subject to the last sentence of Section 8.05, if any Debenture called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Debentures are to be redeemed, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than 45 days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Debentures to be redeemed.

            (d) If less than all of the outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of the Global Debenture or the Debentures in certificated form to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate, and in such manner as complies with any applicable requirements of the principal national securities exchange, if any, on which the Debentures are listed. If any Debenture selected for partial redemption is submitted for conversion in part after such selection and prior to redemption, the portion of such Debenture submitted for conversion shall be deemed (so far as may be possible) to be from the portion selected for redemption. The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is submitted for conversion in part before the mailing of the Redemption Notice.

            Upon any redemption of less than all of the outstanding Debentures, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures as are unconverted and outstanding at the time of redemption, treat as outstanding any Debentures surrendered for conversion during the period of 15 days next preceding the mailing of a Redemption Notice and may (but need not) treat as outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

            Section 3.03. Payment of Debentures Called for Redemption by the Company. If notice of redemption has been given as provided in Section 3.02, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted into cash or a combination of cash and Common Stock (or other property pursuant to the terms of this Indenture), as the case may be, pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price plus accrued and unpaid Interest to but excluding the Redemption Date, and on and after the Redemption Date (unless the Company shall default in the payment of such Debentures at the Redemption Price plus accrued and unpaid Interest to but excluding the Redemption Date or unless such payment is prohibited by the terms of Article XVI or XVIII) Interest on the Debentures or portion of Debentures so called for redemption shall cease to accrue and, after the close of business on the second Business Day immediately preceding the Redemption Date (unless the Company shall default in the payment of such Debentures at the Redemption Price plus accrued and unpaid Interest to but excluding the Redemption Date or unless such payment is prohibited by the terms of Article XVI or XVIII) such Debentures shall cease to be convertible and, except as provided in Section 8.05, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Debentures except the right to receive the Redemption Price plus accrued and unpaid Interest to but excluding the Redemption Date. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price plus Interest accrued to, but excluding, the Redemption Date; provided that if the applicable Redemption Date is after a Regular Record Date and on or before the corresponding Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on the applicable Redemption Date to the holders of record of such Debentures on the applicable Regular Record Date instead of the holders surrendering such Debentures for redemption on such date.

            Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

            Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any Redemption Notice during the continuance of a default in payment of Interest on the Debentures. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, continue to bear Interest at the rate borne by the Debenture, compounded semi-annually, and such Debenture shall remain convertible until the principal and Interest shall have been paid or duly provided for. The Company will notify all of the holders if the Company redeems any of the Debentures.

            Section 3.04. Repurchase of Debentures by the Company at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change shall occur at any time prior to Stated Maturity, each holder shall have the right, at such holder's option, to require the Company to repurchase for cash any or all of such holder's outstanding Debentures, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on the date specified in the Fundamental Change Repurchase Notice, which date shall be no more than 35 days after the date of the Fundamental Change Repurchase Notice (subject to extension to comply with applicable law) (the "Fundamental Change Repurchase Date"). The Company shall repurchase such Debentures at a price equal to 100% of the principal amount thereof (the "Fundamental Change Repurchase Price") plus any accrued and unpaid Interest to but excluding the Fundamental Change Repurchase Date. If the applicable Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Debentures on the applicable Regular Record Date instead of the holders surrendering such Debentures for repurchase on such date.

            (b) On or before the 30th day after the occurrence of a Fundamental Change, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least five Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to all holders of record on such date, a notice (the "Fundamental Change Repurchase Notice") of the occurrence of such Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof to each holder of Debentures at its last address as the same appears on the Debenture Register, and to beneficial owners as required by applicable law; provided that if the Company shall give such notice, it shall also give written notice of the Fundamental Change to the Trustee and Paying Agent, if other than the Trustee, at such time as it is mailed to Debentureholders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Each Fundamental Change Repurchase Notice shall state, among other things:

            (i) the events causing the Fundamental Change;

            (ii) the date of the Fundamental Change;

            (iii) the last date on which a holder may exercise the repurchase right;

            (iv) the Fundamental Change Repurchase Price, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate that will result from the Fundamental Change) and, to the extent known at the time of such notice, the amount of Interest that will be payable with respect to the Debentures on the Fundamental Change Repurchase Date;

            (v) the Fundamental Change Repurchase Date;

            (vi) the name and address of the Paying Agent and the Conversion Agent;

            (vii) that Debentures as to which a Fundamental Change Repurchase Election has been given by the holder may be converted only if the Fundamental Change Repurchase Election has been withdrawn by the holder in accordance with the terms of this Indenture; provided that the Debentures are otherwise convertible in accordance with Section 15.01;

            (viii) that the holder shall have the right to withdraw any Debentures surrendered prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or any such later time as may be required by applicable law);

            (ix) a description of the procedures which a Debentureholder must follow to exercise such repurchase right or to withdraw any surrendered Debentures;

            (x) the CUSIP, ISIN or similar number or numbers of the Debentures (if then generally in use); and

            (xi) briefly, the conversion rights of the holders of Debentures and whether, at the time of such notice, the Debentures are eligible for conversion.

            No failure of the Company to give the foregoing notices and no defect therein shall limit the Debentureholders' repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.04.

            (c) Debentures shall be repurchased pursuant to this Section 3.04 at the option of the holder upon:

            (i) delivery to the Paying Agent by a holder of a duly completed notice (a "Fundamental Change Repurchase Election") in the form set forth on the reverse of the Debenture at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (subject to extension to comply with applicable law) stating:

                  (A)   the relevant Fundamental Change Repurchase Date;

                  (B) if certificated, the certificate numbers of the Debentures which the holder shall deliver to be repurchased;

                  (C) the portion of the principal amount of the Debentures that the holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

                  (D) that such Debentures shall be repurchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Debentures and in the Indenture; and

            (ii) delivery or book-entry transfer of the Debentures to the Paying Agent simultaneously with or at any time after delivery of the Fundamental Change Repurchase Election (together with all necessary endorsements) at the office of the Paying Agent in the Borough of Manhattan, such delivery or transfer being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.04 only if the Debentures so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Election. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debenture for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

            If the Debentures are not in certificated form, holders must provide notice of their election in accordance with the appropriate procedures of the Depositary.

            Section 3.05. Repurchase of Debentures by the Company at Option of Holders on Specified Dates. (a) On each of June 1, 2010, December 1, 2014 and December 1, 2019 (each, a "Company Repurchase Date"), each holder shall have the right, at such holder's option, to require the Company to repurchase for cash all of such holder's Debentures, or any portion of the principal amount thereof that is an integral multiple of $1,000. The Company shall repurchase such Debentures at a price equal to 100% of the principal amount thereof (the "Company Repurchase Price") plus any accrued and unpaid Interest to but excluding the Company Repurchase Date; provided that accrued Interest will be payable to the holder of record on the corresponding Regular Record Date.

            (b) On or before the 22nd Business Day prior to each Company Repurchase Date, the Company, or at its written request, the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least five Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to all holders of record on such date, a notice (the "Company Repurchase Notice") to each holder of Debentures at its last address as the same appears on the Debenture Register, and to beneficial owners as required by applicable law;

provided that if the Company shall give such notice, it shall also give written notice to the Trustee and Paying Agent, if other than the Trustee, at such time as it is mailed to Debentureholders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Each Company Repurchase Notice shall state, among other things:

            (i) the Company Repurchase Price, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion
      Rate) and, to the extent known at the time of such notice, the amount of Interest that will be payable with respect to the Debentures on the Company Repurchase Date;

            (ii) the Company Repurchase Date;

            (iii) the last date on which a holder may exercise the repurchase right;

            (iv) the name and address of the Paying Agent and the Conversion Agent;

            (v) that Debentures as to which a Company Repurchase Election has been given by the holder may be converted only if the election has been withdrawn by the holder in accordance with the terms of this Indenture; provided that the Debentures are otherwise convertible in accordance with
      Section 15.01;

            (vi) that the holder shall have the right to withdraw any Debentures surrendered prior to the close of business on the Business Day immediately preceding the Company Repurchase Date (or any such later time as may be required by applicable law);

            (vii) a description of the procedures which a Debentureholder must follow to exercise such repurchase right or to withdraw any surrendered Debentures;

            (viii) the CUSIP, ISIN or similar number or numbers of the Debentures (if then generally in use); and

            (ix) briefly, the conversion rights of the holders of Debentures and whether, at the time of such notice, the Debentures are eligible for conversion.

            No failure of the Company to give the foregoing notices and no defect therein shall limit the Debentureholders' repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.05.

            (c) Debentures shall be repurchased pursuant to this Section 3.05 at the option of the holder upon:

            (i) delivery to the Paying Agent by a holder of a duly completed notice (a "Company Repurchase Election") in the form set forth on the reverse of the Debenture at any time from the opening of business on the 22nd Business Day preceding the Company Repurchase Date until the close of business on the date that is two Business Days prior to the Company Repurchase Date stating:

                  (A) if certificated, the certificate numbers of the Debentures which the holder shall deliver to be repurchased;

                  (B) the portion of the principal amount of the Debentures that the holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

                  (C) that such Debentures shall be repurchased as of the
             Company Repurchase Date pursuant to the terms and conditions specified in the Debentures and in the Indenture; and

            (ii) delivery or book-entry transfer of the Debentures to the Paying Agent simultaneously with or at any time after delivery of the Company Repurchase Election (together with all necessary endorsements) at the office of the Paying Agent in the Borough of Manhattan, such delivery or transfer being a condition to receipt by the holder of the Company Repurchase Price therefor; provided that such Company Repurchase Price shall be so paid pursuant to this Section 3.05 only if the Debentures so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Company Repurchase Election. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debenture for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

            If the Debentures are not in certificated form, holders must provide notice of their election in accordance with the appropriate procedures of the Depositary.

            Section 3.06. Conditions and Procedures for Repurchase at Option of Holders. (a) The Company shall repurchase from the holder thereof, pursuant to
Section 3.04 or Section 3.05, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Debenture also apply to the repurchase of such portion of such Debenture. Upon presentation of any Debenture repurchased in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of any authorized denomination, in aggregate principal amount equal to the portion of the Debentures presented not repurchased.

            (b) On or prior to a Repurchase Date, the Company will deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of money sufficient to repurchase on the Repurchase Date all the Debentures or portions thereof to be repurchased on such date at the Repurchase Price plus accrued and unpaid Interest, if any, to but excluding the Repurchase Date; provided that if such deposit is made on the Repurchase Date it must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

            If the Paying Agent holds (or the Company, if acting as the Paying Agent, segregates and holds in trust as provided in Section 5.04) money sufficient to pay the aggregate Repurchase Price of all the Debentures or portions thereof that are to be repurchased plus accrued and unpaid Interest, if any, to but excluding the Repurchase Date (and such payment is not prohibited by Article XVI or XVIII), then, on the Business Day following such date (i) such Debentures will cease to be outstanding, (ii) Interest on such Debentures will cease to accrue (whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Paying Agent) and (iii) all other rights of the holders of such Debentures will terminate (other than the right to receive the Repurchase Price plus accrued and unpaid Interest, if any, to but excluding the Repurchase Date, if applicable, upon book-entry transfer or delivery of the Debentures, as the case may be).

            (c) Upon receipt by the Paying Agent of a Repurchase Election, the holder of the Debenture in respect of which such Repurchase Election was given shall (unless such Repurchase Election is validly withdrawn) thereafter be entitled to receive solely the Repurchase Price plus accrued and unpaid Interest, if any, to but excluding the Repurchase Date, if applicable, with respect to such Debenture. Such Repurchase Price plus accrued and unpaid Interest, if any, to but excluding the Repurchase Date, if applicable, shall be paid to such holder, subject to receipt of funds and/or Debentures by the Paying Agent, promptly (but in no event more than five Business Days) following the later of (x) the Repurchase Date with respect to such Debenture (provided the holder has satisfied the conditions in Section 3.04(c) or Section 3.05(c), as applicable) and (y) the time of book-entry transfer or delivery, as the case may be, of such Debenture to the Paying Agent by the holder thereof in the manner required by Section 3.04(c) or Section 3.05(c), as applicable. Debentures in respect of which a Repurchase Election has been given by the holder thereof may not be converted pursuant to Article XV hereof on or after the date of the delivery of such Repurchase Election unless such Repurchase Election has first been validly withdrawn.

            (d) Notwithstanding anything herein to the contrary, any holder delivering to the office of the Paying Agent a Repurchase Election shall have the right to withdraw such election, in whole or in part, at any time prior to the close of business on the Business Day preceding the Repurchase Date (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Paying Agent specifying:

            (i) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted,

            (ii) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture, and

            (iii) the principal amount, if any, of such Debenture which remains subject to the original Repurchase Election and which has been or will be delivered for repurchase by the Company.

            If the Debentures are not in certificated form, holders must provide notice of their withdrawal in accordance with the appropriate procedures of the Depositary.

            The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Election or written notice of withdrawal thereof.

            (e) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of Debentures in the event of a Fundamental Change or on any Company Repurchase Date. If then required by applicable rules, the Company will file a Schedule TO or any other schedule required in connection with any offer by the Company to repurchase Debentures.

            (f) There shall be no repurchase of any Debentures pursuant to
Section 3.04 or Section 3.05 if there has occurred at any time prior to, and is continuing on, the Repurchase Date an Event of Default (other than an Event of Default that is cured by the payment of the Repurchase Price with respect to such Debentures). The Paying Agent will promptly return to the respective holders thereof any Debentures (x) with respect to which a Repurchase Election has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Debentures) in which case, upon such return, the Repurchase Election with respect thereto shall be deemed to have been withdrawn.

            (g) The Paying Agent shall return to the Company any cash that remains unclaimed as provided in Section 13.03, together with interest, if any, thereon, held by them for the payment of the Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.06(b) exceeds the aggregate Repurchase Price of the Debentures or portions thereof which the Company is obligated to purchase as of the Repurchase Date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Paying Agent shall return any such excess to the Company together with interest, if any, thereon.

            (h) In the case of a reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance to which Section
15.06 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive cash, securities or other property, which includes shares of Common Stock of the Company or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such cash, securities or other property (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of the Debentures to cause the Company to repurchase the Debentures following a Fundamental Change, including without limitation the applicable provisions of this Article III and the definition of Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company (in lieu of the Company).

            (i) In the event that at the time of a Fundamental Change or Company Repurchase Date, as the case may be, the terms of any Senior Debt of the Company (including the Credit Agreement) restrict or prohibit the repurchase of Debentures pursuant to Section 3.04 or Section 3.05, as the case may be, then prior to the mailing of the notice to holders provided for in Section 3.04(b) or 3.05(b), as the case may be, but in any event within 30 days following any Fundamental Change or 30 days in advance of such Company Repurchase Date, as the case may be, the Company shall (1) repay in full all such Senior Debt or (2) obtain the requisite consents under the agreements governing such Senior Debt to permit the repurchase of the Debentures as provided for in Section 3.04 or
Section 3.05, as the case may be.

                                   ARTICLE IV

                  Mandatory Disposition Pursuant to Gaming Laws
                  ---------------------------------------------

            (a) If a holder or a beneficial owner of a Debenture is required by any Gaming Authority to be found suitable to hold the Debentures or a beneficial interest therein under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a finding of suitability within the time period required by such Gaming Authority.

            (b) If a holder or beneficial owner of a Debenture is required to be found suitable to hold the Debentures or beneficial interest therein as provided in clause (a) and is not found suitable by the applicable Gaming Authority, whether as a result of the failure to apply for such finding of suitability within the required time period or a finding of unsuitability, such holder or beneficial owner, as the case may be, shall, to the extent required by applicable gaming law, dispose of its Debentures or beneficial interest therein within 30 days following such failure or finding, or within such other time period as may be prescribed by the applicable Gaming Authority, whichever is less.

            (c) If the holder or beneficial owner, as the case may be, fails to dispose of its Debentures or beneficial interest therein as provided in clause
(b), the Company may, at its option, redeem such Debentures at, subject to applicable law, (1) the lower of (x) 100% of the principal amount thereof, together with accrued and unpaid Interest to the date of the failure to apply or the finding of unsuitability by a Gaming Authority, as the case may be, and (y) the amount that such holder or beneficial owner paid for the Debentures or (2) such other amount as may be determined by the applicable Gaming Authority. The Company shall give 30 days prior written notice (or such other time period as may be prescribed by the applicable Gaming Authority, whichever is less) to the holder or beneficial owner of its election to redeem the Debentures in the event such holder or beneficial owner, as the case may be, fails to dispose of its Debentures in accordance with clause (b), which notice shall set forth the redemption price therefor.

            (d) The Company shall notify the Trustee in writing of any redemption pursuant to clause (c) as soon as reasonably practicable. The Company shall not be responsible for any costs or expenses incurred by any such holder or beneficial owner of a Debenture in connection with any such application or investigation for a finding of suitability.

                                   ARTICLE V

                       Particular Covenants of the Company

            Section 5.01. Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (including any Redemption Price or Repurchase Price pursuant to Article III) and Interest on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures.

            Section 5.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

            The Company may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the Trustee as Paying Agent, Debenture Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

            So long as the Trustee is the Debenture Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.10 and the third paragraph of Section 8.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Debentures it can identify from its records.

            Section 5.03. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

            Section 5.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this
Section 5.04:

            (i) that it will hold all sums held by it as such agent for the payment of the principal of or Interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

            (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of or Interest on the Debentures when the same shall be due and payable; and

            (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

            The Company shall, on or before each due date of the principal of or Interest on the Debentures, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or Interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

            (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or Interest on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal or Interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Debentures) to make any payment of the principal of or Interest on the Debentures when the same shall become due and payable.

            (c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

            (d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Sections 13.02 and 13.03.

            The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

            Section 5.05. Existence. Subject to Article XII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Debentureholders.

            Section 5.06. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Debentures or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Debentures or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Debentures or such Common Stock and it will take such further action as any holder or beneficial holder of such Debentures or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Debentures or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Debentures or such Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

            Section 5.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or Interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            Section 5.08. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (which fiscal year of the Company is presently the twelve calendar months ending December 31), a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

            The Company will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

            Any notice required to be given under this Section 5.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

                                   ARTICLE VI

       Debentureholders' Lists and Reports by the Company and the Trustee
       ------------------------------------------------------------------

            Section 6.01. Debentureholders' Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than 15 days after each May 15 and November 15 in each year beginning with May 15, 2005, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Debentures as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Debenture Registrar.

            Section 6.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Debenture Registrar or co-registrar in respect of the Debentures, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

            (b) The rights of Debentureholders to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

            (c) Every Debentureholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Debentures made pursuant to the Trust Indenture Act.

            Section 6.03. Reports by Trustee. (a) Within 60 days after June 1 of each year commencing with the year 2005, the Trustee shall transmit to holders of Debentures such reports dated as of June 1 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act, the Trustee shall be under no duty or obligation to provide such reports.

            (b) A copy of such report shall, at the time of such transmission to holders of Debentures, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which the Debentures are listed and with the Company. The Company will promptly notify the Trustee in writing when the Debentures are listed on any stock exchange or automated quotation system or delisted therefrom.

            Section 6.04. Reports by Company. The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and transmit to holders of Debentures, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Debentures are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                  ARTICLE VII

       Remedies of the Trustee and Debentureholders on an Event Of Default
       -------------------------------------------------------------------

            Section 7.01. Events of Default. In case one or more of the following events (each, an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

            (a) default in the payment of the principal of any of the Debentures as and when the same shall become due and payable either at Stated Maturity or in connection with any redemption or repurchase, in each case pursuant to Article III, or otherwise; or

            (b) default in the payment of any installment of Interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

            (c) failure to provide notice of the occurrence of a Fundamental Change in accordance with Section 3.04; or

            (d) default in the Company's obligation to convert the Debentures into cash or a combination of cash and Common Stock (including, if applicable, Additional Common Stock) or other applicable property upon the exercise of a holder's rights pursuant to Article XV and continuation of such default for a period of 10 Business Days; or

            (e) failure on the part of the Company duly to observe or perform any of the other covenants or agreements on the part of the Company in the Debentures or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 7.01 specifically dealt with) continued for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures at the time outstanding, determined in accordance with Section 9.04; or

            (f) default with respect to the Company's or any of its Significant Subsidiaries' Indebtedness having a principal amount then outstanding, individually or in the aggregate, of at least $25.0 million, whether such Indebtedness now exists or is hereafter incurred, if not cured, rescinded or annulled within 10 days after written notice shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures at the time outstanding, determined in accordance with Section 9.04, which default or defaults:

                                 (i) shall have resulted in the acceleration of
                         the final stated maturity of such Indebtedness; or

                                 (ii) shall constitute the failure to pay such
                         Indebtedness at the final stated maturity thereof (after expiration of any applicable grace period); or

            (g) any Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Indenture) or any Guarantor denies or disaffirms its obligations under any Guarantee;

            (h) rendering of any final judgment or final judgments for the payment of money in excess (net of amounts covered by third-party insurance with insurance carriers who in the reasonable judgment of the Board of Directors are creditworthy and who have not disclaimed liability with respect to such judgment or judgments) of $25.0 million against the Company or any of its Significant Subsidiaries that is not discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; or

            (i) commencement by the Company or any Significant Subsidiary of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Person or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any Significant Subsidiary or any substantial part of the property of the Company or any Significant Subsidiary, or consent by the Company or any Significant Subsidiary to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company or any Significant Subsidiary, or general assignment by the Company or any Significant Subsidiary for the benefit of creditors, or failure of the

                  Company or any Significant Subsidiary generally to pay its debts as they become due; or

            (j) commencement of an involuntary case or other proceeding against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to such Person or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any Significant Subsidiary or any substantial part of the property of the Company or any Significant Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 7.01(i) or 7.01(j)), unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding hereunder determined in accordance with Section 9.04, by notice in writing to the Company (and to the Trustee if given by Debentureholders), may declare the principal of all the Debentures and the Interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. If an Event of Default specified in Section 7.01(i) or 7.01(j) occurs, the principal of all the Debentures and the Interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of Interest upon all Debentures and the principal of any and all Debentures which shall have become due otherwise than by acceleration (with interest on overdue installments of Interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Debentures, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.06 (and such deposit or payment therefrom is not prohibited by Article XVI or XVIII), and if any and all defaults under this Indenture, other than the nonpayment of principal of and accrued Interest on Debentures which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.07, then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

            In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Debentures, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Debentures, and the Trustee shall continue as though no such proceeding had been taken.

            Section 7.02. Payments of Debentures on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of Interest upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of any of the Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures or in connection with any redemption, repurchase, acceleration, declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal or Interest, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of Interest at the rate borne by the Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 8.06. Until such demand by the Trustee, the Company may pay the principal of and Interest on the Debentures to the registered holders, whether or not the Debentures are overdue.

            In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

            In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and Interest owing and unpaid in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

            All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Debentures.

            In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceedings.

            Section 7.03. Application of Monies Collected by Trustee. Any monies or other property collected by the Trustee pursuant to this Article VII, or any monies or other property otherwise distributable in respect of the Company's obligations under this Indenture, shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several

Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

            FIRST: To the payment of all amounts due the Trustee (including any predecessor Trustee) under Section 8.06;

            SECOND: To holders of Senior Debt of the Company to the extent required by Article XVI and to holders of Guarantor Senior Debt to the extent required by Article XVIII;

            THIRD: In case the principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of Interest on the Debentures in default in the order of the maturity of the installments of such Interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of Interest at the rate borne by the Debentures, such payments to be made ratably to the Persons entitled thereto;

            FOURTH: In case the principal of the outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Debentures for principal and Interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of Interest at the rate borne by the Debentures, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal and Interest without preference or priority of principal over Interest, or of Interest over principal, or of any installment of Interest over any other installment of Interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and accrued and unpaid Interest; and

            FIFTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

            Section 7.04. Proceedings by Debentureholder. No holder of any Debenture shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures (except as otherwise provided herein). For the protection and enforcement of this Section 7.04, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any holder of any Debenture to receive payment of the principal of (including any Redemption Price or Repurchase Price pursuant to Article III) and accrued Interest on such Debenture on or after the respective due dates expressed in such Debenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company, shall not be impaired or affected without the consent of such holder.

            Anything in this Indenture or the Debentures to the contrary notwithstanding, the holder of any Debenture, without the consent of either the Trustee or the holder of any other Debenture, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

            Section 7.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

            Section 7.06. Remedies Cumulative and Continuing. Except as provided in Section 2.06, all powers and remedies given by this Article VII to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 7.04, every power and remedy given by this Article VII or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

            Section 7.07. Direction of Proceedings and Waiver of Defaults by Majority of Debentureholders. Upon provision of indemnity reasonably satisfactory to the Trustee, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with
Section 9.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction and (c) the Trustee may decline to take any action that would benefit some Debentureholders to the detriment of other Debentureholders. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 9.04 may, on behalf of the holders of all of the Debentures, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of Interest on, or the principal of, the Debentures, (ii) a failure by the Company to convert any Debentures into cash or a combination of cash and Common Stock, as the case may be, or, as applicable, such other property into which such Debentures may become convertible pursuant to this Indenture, (iii) a default in the payment of the Redemption Price pursuant to Section 3.03, (iv) a default in the payment of the Fundamental Change Repurchase Price pursuant to Section 3.04 or Company Repurchase Price pursuant to Section 3.05 or (v) a default in respect of a covenant or provision hereof which under Article XI cannot be modified or amended without the consent of the holders of each or all Debentures then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

            Section 7.08. Notice of Defaults. The Trustee shall, within 90 days after a Responsible Officer of the Trustee has knowledge of the occurrence of a default, mail to all Debentureholders, as the names and addresses of such holders appear upon the Debenture Register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of or Interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Debentureholders. For the purpose of this Section 7.08, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

            Section 7.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Debenture by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than 10% in principal amount of the Debentures at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or Interest on any Debenture on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article XV.

                                  ARTICLE VIII

                                   The Trustee
                                   -----------

            Section 8.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

                (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

                (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

            (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

            (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Debentures at the time outstanding determined as provided in
      Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

            (d) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company, any Guarantor or any Paying Agent or any records maintained by any co-registrar with respect to the Debentures; and

            (e) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

            The Trustee shall not be deemed to have knowledge or notice of any default (as defined in Section 7.08) or Event of Default hereunder unless a Responsible Officer of the Trustee shall have received at the Corporate Trust Office written notice of such default or Event of Default from the Company or the holders of at least 10% in aggregate principal amount of the Debentures and such notice refers to such default or Event of Default, the Debentures and the Indenture.

            None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            The Trustee shall cooperate with any Gaming Authority of any jurisdiction in which the Company or any of its Subsidiaries conducts or proposes to conduct gaming and shall produce any document or information as any such Gaming Authority may request in writing; provided that the Trustee has copies of any such document or knowledge of any such information as any such Gaming Authority may request.

            Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 8.01.

            Section 8.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:

            (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request, direction, order or demand of the Company or any Guarantor mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

            (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

            (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantors, personally or by agent or attorney;

            (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

            (g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

            (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

            (i) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

            (j) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action which it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            Section 8.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Debentures (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

            Section 8.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Debentures. The Trustee, any Paying Agent, any Conversion Agent or the Debenture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Debenture Registrar.

            Section 8.05. Monies to be Held in Trust. Subject to the provisions of Section 13.03, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

            Section 8.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable out-of-pocket expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such officers, directors, employees and agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses (including reasonable attorneys' fees and expenses) of defending themselves against any claim (whether asserted by the Company, any holder or any other Person) of liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses (including reasonable attorneys' fees and expenses), disbursements and advances shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures. The obligation of the Company under this Section shall survive the resignation or removal of the Trustee and the satisfaction and discharge or termination of this Indenture.

            When the Trustee and its agents incur expenses or render services after an Event of Default specified in Section 7.01(i) or Section 7.01(j) with respect to the Company occurs, the expenses (including reasonable attorneys' fees and expenses) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

            Section 8.07. Officers' Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

            Section 8.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

            Section 8.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

            Section 8.10. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Debentures. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment 60 days after the mailing of such notice of resignation to the Debentureholders, the resigning Trustee may, upon 10 Business Days' notice to the Company and the Debentureholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

            (b) In case at any time any of the following shall occur:

            (i) the Trustee shall fail to comply with Section 8.08 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months; or

            (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

            (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment 60 days after either the Company or the Debentureholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

            (c) The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within 10 days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Debentureholder, or if such Trustee so removed or any Debentureholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 8.10 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

            Section 8.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 8.06.

            No successor trustee shall accept appointment as provided in this
Section 8.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Debentures at their addresses as they shall appear on the Debenture Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

            Section 8.12. Succession by Merger. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any Person succeeding to all or substantially all of the corporate trust business of the Trustee, such Person shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

            In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Debentures or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

            Section 8.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).


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                                   ARTICLE IX

                              The Debentureholders
                              --------------------

            Section 9.01. Action by Debentureholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of
Article X, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Debentures, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than 15 days prior to the date of commencement of solicitation of such action.

            Section 9.02. Proof of Execution by Debentureholders. Subject to the provisions of Sections 8.01, 8.02 and 10.05, proof of the execution of any instrument by a Debentureholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the Debenture Register or by a certificate of the Debenture Registrar.

            The record of any Debentureholders' meeting shall be proved in the manner provided in Section 10.06.

            Section 9.03. Who Are Deemed Absolute Owners. The Company, the Guarantors, the Trustee, any Paying Agent, any Conversion Agent and any Debenture Registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat it as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Debenture Registrar) for the purpose of receiving payment of or on account of the principal of and Interest on such Debenture, for conversion of such Debenture and for all other purposes; and none of the Company, the Guarantors, the Trustee, any Paying Agent, any Conversion Agent or any Debenture Registrar shall be affected by any notice to the contrary.

            Section 9.04. Company-owned Debentures Disregarded. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or any Affiliate of the Company or any other obligor on the


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

Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Debentures which a Responsible Officer knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are outstanding for the purpose of any such determination.

            Section 9.05. Revocation of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

                                   ARTICLE X

                          Meetings of Debentureholders
                          ----------------------------

            Section 10.01. Purpose of Meetings. A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

            (i) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article VII;

            (ii) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VIII;

            (iii) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

            (iv) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

            Section 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of Debentures at their addresses as they shall appear on the Debenture Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

            Any meeting of Debentureholders shall be valid without notice if the holders of all Debentures then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Debentures outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

            Section 10.03. Call of Meetings by Company or Debentureholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Debentureholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in
Section 10.01, by mailing notice thereof as provided in Section 10.02.

            Section 10.04. Qualifications for Voting. To be entitled to vote at any meeting of Debentureholders a Person shall (a) be a holder of one or more Debentures on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a holder of one or more Debentures on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

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

            Section 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

            The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 10.03, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

            Subject to the provisions of Section 9.04, at any meeting each Debentureholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

            Section 10.06. Voting. The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballot on which shall be subscribed the signatures of the holders of Debentures or of their representatives by proxy and the outstanding principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

            Any record so signed and verified shall be conclusive evidence of the matters therein stated.

            Section 10.07. No Delay of Rights by Meeting. Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.

                                   ARTICLE XI

                             Supplemental Indentures
                             -----------------------

            Section 11.01. Supplemental Indentures Without Consent of Debentureholders. The Company and the Guarantors, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

            (a) to make provision with respect to the conversion rights of the holders of Debentures pursuant to the requirements of Section 15.06 or the repurchase obligations of the Company pursuant to the requirements of
      Section 3.06(h).

            (b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property or assets;

            (c) to add a Guarantee of the Debentures by any Person;

            (d) to evidence the assumption by a successor Person of the obligations of the Company pursuant to Article XII;

            (e) to add to the covenants of the Company such further covenants for the benefit of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

            (f) to cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in this Indenture or make any other provision with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with provisions of this Indenture, provided that such modification or amendment does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the holders of Debentures in any material respect;

            (g) to evidence the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures;

            (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to qualify or maintain the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted; or

            (i) to make any changes or modifications necessary in connection with the registration of the Debentures under the Securities Act as contemplated in the Registration Rights Agreement; provided that such change or modification does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the holders of Debentures in any material respect; and

            (j) to add or modify any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of Debentures.

            An amendment under this Section may not make any change that adversely affects the rights under Article XVI or XVIII of any holder of Senior Debt or Guarantor Senior Debt of a Guarantor then outstanding unless the holders of such Senior Debt or Guarantor Senior Debt (or their Representative) consent to such change.

            Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            Any supplemental indenture authorized by the provisions of this
Section 11.01 may be executed by the Company, the Guarantors and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 11.02.

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

            Notwithstanding any other provision of the Indenture or the Debentures, the Registration Rights Agreement and the obligation to pay Additional Amounts thereunder may be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

            Section 11.02. Supplemental Indenture with Consent of Debentureholders. With the consent (evidenced as provided in Article IX) of the holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding, the Company and the Guarantors, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided that no such supplemental indenture shall (i) extend the Stated Maturity of any Debenture, or reduce the rate or extend the time for payment of Interest thereon, or reduce the principal amount thereof, or reduce any amount payable on redemption or repurchase thereof, or impair the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or Interest thereon payable in any coin or currency other than that provided in the Debentures, or affect the obligation of the Company to redeem any Debenture on a Redemption Date in a manner adverse to the holders of Debentures, or affect the obligation of the Company to repurchase any Debenture upon the happening of a Fundamental Change in a manner adverse to the holders of Debentures, or affect the obligation of the Company to repurchase any Debenture on a Company Repurchase Date in a manner adverse to the holders of Debentures, or impair the right to convert the Debentures subject to the terms set forth herein, including
Section 15.06, or reduce the number of shares of Common Stock, the amount of cash or the amount of other property receivable upon conversion, in each case, without the consent of the holder of each Debenture so affected, or modify any of the provisions of this Section 11.02 or Section 7.07, except to increase any such percentage of aggregate principal amount of Debentures necessary for the purposes specified therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Debenture so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 5.02, or reduce the quorum or voting requirements set forth in Article X or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding.

            An amendment under this Section may not make any change that adversely affects the rights under Article XVI or XVIII of any holder of Senior Debt or Guarantor Senior Debt of a Guarantor then outstanding unless the holders of such Senior Debt or Guarantor Senior Debt (or their Representative) consent to such change.

            Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

            It shall not be necessary for the consent of the Debentureholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

            Section 11.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article XI shall comply with the Trust Indenture Act, as then in effect, provided that this Section
11.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantors and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

            Section 11.04. Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article XI may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Debentures then outstanding, upon surrender of such Debentures then outstanding.

            Section 11.05. Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee. Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article XI and is otherwise authorized or permitted by this Indenture.

                                  ARTICLE XII

                Consolidation, Merger, Sale, Conveyance and Lease
                -------------------------------------------------

            Section 12.01. Consolidation on Certain Terms. Subject to the provisions of Section 12.02, neither the Company nor any Guarantor shall consolidate with or merge with or into any other Person or Persons (whether or not affiliated with the Company or such Guarantor), nor shall the Company or any Guarantor or their successor or successors be a party or parties to successive consolidations or mergers, nor shall the Company or any Guarantor sell, convey, transfer or lease their respective property and assets substantially as an entirety, to any other Person (whether or not affiliated with such Person), unless: (i) the Company or Guarantor, as the case may be, is the surviving Person, or the resulting, surviving or transferee Person, if other than the Company or such Guarantor, is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) upon any such consolidation, merger, sale, conveyance, transfer or lease, (a) the due and punctual payment of the principal of and Interest on all of the Debentures, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture and the Debentures to be performed by the Company or such Guarantor, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company or such Guarantor) formed by such consolidation, or into which the Company or such Guarantor shall have been merged, or by the Person that shall have acquired or leased such property, and, in the case of such transaction involving the Company, such supplemental indenture shall provide for the applicable conversion rights set forth in Section 15.06 or, if applicable, Section 15.12, and (b) the due and punctual performance and observance of all of the obligations and conditions of the Registration Rights Agreement to be performed by the Company or such Guarantor, shall be expressly assumed by novation satisfactory in form to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company or such Guarantor) formed by such consolidation, or into which the Company or such Guarantor shall have been merged, or by the Person that shall have acquired or leased such property; and (iii) immediately after giving effect to the transaction described above, no default or Event of Default shall have occurred and be continuing.

            Section 12.02. Successor to be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person (a) by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and Interest on all of the Debentures and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company or Guarantor, as the case may be, and (b) by amendment and novation of the Registration Rights Agreement, executed and delivered to the Trustee in a form satisfactory to the Trustee, of the due and punctual performance and observance of all of the obligations and conditions of the Registration Rights Agreement to be performed by the Company or such Guarantor, such successor Person shall succeed to and be substituted for the Company or such Guarantor, in each case, with the same effect as if it had been named therein as the party of the first part. Such successor Person thereupon may, in the case of a successor to the Company, cause to be signed, and may issue either in its own name or in the name of Scientific Games Corporation any or all of the Debentures issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the Person named as the "Company" in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article XII shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture and the Registration Rights Agreement.

            In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

            Section 12.03. Opinion of Counsel to be Given Trustee. The Trustee shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article XII.

                                  ARTICLE XIII

                     Satisfaction and Discharge of Indenture
                     ---------------------------------------

            Section 13.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures that have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable and the Company shall deposit (and such deposit is not prohibited by Article XVI or XVIII) with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04), in trust, funds sufficient to pay all amounts due and owing on Debentures (other than any Debentures that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore

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

canceled or delivered to the Trustee for cancelation, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Debentures, (ii) rights hereunder of Debentureholders to receive payments of principal of and Interest on the Debentures and the other rights, duties and obligations of Debentureholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder, including those pursuant to Section 8.06), and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by
Section 19.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures. Amounts so held in trust are not subject to Article XVI or XVIII.

            Section 13.02. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Debentures (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

            Section 13.03. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or Interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which the principal of or Interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Debentures shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

                                  ARTICLE XIV

         Immunity of Incorporators, Stockholders, Officers and Directors
         ---------------------------------------------------------------

            Section 14.01. Indenture and Debentures Solely Corporate Obligations. No recourse for the payment of the principal of or Interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

                                   ARTICLE XV

                            Conversion of Debentures
                            ------------------------

            Section 15.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this Indenture, prior to Stated Maturity, the holder of any Debenture shall have the right, at such holder's option, to convert the principal amount of the Debenture, or any portion of such principal amount which is an integral multiple of $1,000, into cash and fully paid and non-assessable shares (if any) of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, subject to Section 15.01(d), by surrender of the Debenture so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 15.01 and in the manner provided in Section 15.02. The Debentures shall be convertible only during the following periods upon the occurrence of one of the following events:

            (i) (A) during any calendar quarter (and only during such calendar quarter) commencing after December 31, 2004 and before December 31, 2019 if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter is greater than or equal to 120% of the Conversion Price on such last Trading Day and (B) at any time on or after December 31, 2019 if the Last Reported Sale Price for the Common Stock on any date on or after December 31, 2019 is greater than or equal to 120% of the Conversion Price;

            (ii) in the event that the Company calls any or all of the Debentures for redemption (other than pursuant to Article IV) at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date (unless the Company fails to pay the Redemption Price); provided that only those Debentures that are called for redemption may be converted following such an event; or

            (iii) as provided in Section (b) of this Section 15.01.

            The Company or its designated agent shall determine on a daily basis during the time period specified in Section 15.01(a)(i) whether the Debentures shall be convertible as a result of the occurrence of an event specified in clause (i) above and, if the Debentures shall be so convertible, the Company shall promptly deliver to the Trustee (or other Conversion Agent appointed by the Company) written notice thereof. Whenever the Debentures shall become convertible pursuant to this Section 15.01, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the holders of the event triggering such convertibility in the manner provided in Section 19.03, and the Company shall also publicly announce such information by publication on the Company's website and through such other public medium as it may use at such time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

            (b) In addition, if:

            (i) (A) the Company distributes to all holders of Common Stock rights or warrants entitling them to subscribe for or purchase (for a period expiring within 45 days of the date of the distribution) shares of Common Stock at less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of the distribution, or (B) the Company distributes to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Board of Directors and set forth in a board resolution exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Debentures may be surrendered for conversion at any time on and after the date that the Company gives notice to the holders of such distribution, which shall be not less than 20 Business Days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the Ex-Dividend Date or the date the Company publicly announces that such distribution will not take place; provided that no holder may exercise this right to convert if the holder will otherwise participate in such distribution without conversion as a result of holding Debentures; and

            (ii) the Company is a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of its assets, in each case pursuant to which the Common Stock would be converted into (A) cash or property other than securities or (B) cash, securities or other property, provided that, in the case of clause (B), such transaction also constitutes a Fundamental Change (or would have constituted a Fundamental Change but for the Trading Price Exception), then the Debentures may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until and including the date which is 15 days after the actual effective date (the "Effective Date") of the transaction or, in the case of clause (B), until and including the Business Day immediately preceding the Fundamental Change Repurchase Date in respect of such transaction. The Board of Directors shall determine the anticipated Effective Date of the transaction, and such determination shall be conclusive and binding on the holders and shall be publicly announced by the Company by publication on its website and through such other public medium as it may use at that time not later than two Business Days prior to such 15th day.

            (c) A Debenture in respect of which a holder is electing to exercise its option to require repurchase upon a Fundamental Change pursuant to Section
3.04 or repurchase pursuant to Section 3.05 may be converted only if such holder withdraws its election in accordance with Section 3.06(d). A holder of Debentures is not entitled to any rights of a holder of Common Stock until such holder has converted his Debentures into Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this
Article XV.

            (d) Subject to Section 15.12, if a holder elects to convert a Debenture in connection with a transaction that occurs on or prior to June 1, 2010 that is a Fundamental Change as described under clause (i) or (ii) of the definition thereof (or that would have been a Fundamental Change under such clause (i) or (ii) but for the existence of the Trading Price Exception) and pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in such transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The NASDAQ National Market (a "Non-Stock Change of Control"), the Company shall deliver to such holder upon conversion, in addition to the cash or combination of cash and shares of Common Stock, as the case may be, equal to the Conversion Value, an additional number of shares of Common Stock (the "Additional Common Stock") as set forth below.

            The number of shares of Additional Common Stock will be determined by reference to the table below, based on the Effective Date of such Non-Stock Change of Control and the price paid per share for the Common Stock in the Non-Stock Change of Control (the "Stock Price"). If holders of Common Stock receive only cash in the Non-Stock Change of Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock on the five Trading Days prior to but not including the Effective Date of such Non-Stock Change of Control.

            The Stock Prices set forth in the table and in clauses (ii) and
(iii) below will be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 15.05. On such date, the Stock Prices shall be adjusted by multiplying the Stock Prices applicable immediately prior to such adjustment by a fraction, the numerator of which shall be the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and the denominator of which shall be the Conversion Rate as so adjusted.

The number of shares of Additional Common Stock shall be correspondingly adjusted in the same manner as the Conversion Rate as set forth in Section 15.05.

            The following table sets forth the Stock Price and number of shares of Additional Common Stock issuable per $1,000 principal amount of
Debentures:


                                                      Stock Price
                                                      -----------
                      $ 23.28  $ 24.00  $ 28.00  $ 32.00  $ 36.00  $ 40.00  $ 44.00  $ 48.00  $ 52.00  $ 56.00  $ 60.00  $ 64.00
Effective Date
--------------
December 1, 2004 ....   8.59     8.03     5.54     3.93     2.85     2.10     1.57     1.18     0.90     0.69     0.53     0.00
December 1, 2005 ....   8.59     8.28     5.60     3.88     2.75     1.98     1.45     1.07     0.79     0.59     0.44     0.00
December 1, 2006 ....   8.59     8.44     5.54     3.72     2.55     1.77     1.25     0.89     0.64     0.46     0.33     0.00
December 1, 2007 ....   8.59     8.44     5.28     3.37     2.18     1.44     0.96     0.64     0.44     0.29     0.20     0.00
December 1, 2008 ....   8.59     8.16     4.69     2.70     1.56     0.91     0.54     0.32     0.19     0.12     0.07     0.00
December 1, 2009 ....   8.59     7.45     3.34     1.35     0.51     0.19     0.07     0.03     0.01     0.01     0.00     0.00
June 1, 2010 ........   0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00

            If the Stock Price and Effective Date are not set forth in the table above and the Stock Price is:

            (i) between two Stock Prices on the table or the Effective Date is between two dates on the table, the number of shares of Additional Common Stock will be determined by straight-line interpolation between the number of shares of Additional Common Stock set forth for the higher and lower Stock Price and the two dates, as applicable, based on a 360-day year;

            (ii) in excess of $64.00 per share (subject to adjustment as provided above), no shares of Additional Common Stock will be issued upon conversion; or

            (iii) less than $23.28 per share (subject to adjustment as provided above), no shares of Additional Common Stock will be issued upon conversion.

            Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 42.9553 per $1,000 principal amount of Debentures, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 15.05.

            Section 15.02. Exercise of Conversion Right; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion right with respect to any Debenture in certificated form, the Company must receive at the office or agency of the Conversion Agent such Debenture with the original or facsimile of the form entitled "Form of Conversion Notice" on the reverse thereof, which is irrevocable, duly completed and manually signed, together with such Debentures duly endorsed for transfer, accompanied by the funds, if any, required by this Section 15.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion, if any, shall be issued, and to whom the cash payable on such conversion shall be delivered, and shall be accompanied by appropriate endorsements and transfer documents if required by the Company, the Conversion Agent or the Trustee, and any transfer or similar taxes, if required pursuant to
Section 15.07.

            In order to exercise the conversion right with respect to any interest in a Global Debenture, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Debenture, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by this Section 15.02 and any transfer taxes if required pursuant to
Section 15.07.

            The Company will deliver the Settlement Amount to converting holders on the Business Day immediately following the last day of the Cash Settlement Averaging Period. Subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the holder of the converted Debenture (as if such transfer were a transfer of the Debenture or Debentures (or portion thereof) so converted), the Company shall issue and shall deliver through the Conversion Agent to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 5.02, a check or cash in respect of the lesser of the aggregate principal amount of Debentures being converted and the Conversion Value in respect of such Debentures, calculated by the Company as provided in Section 15.03, and a certificate or certificates for the number of full shares of Common Stock, if any, issuable upon the conversion of such Debenture or Debentures (or portion thereof) so converted as determined by the Company as provided in Section 15.03, or if the Common Stock is eligible for transfer through the Depositary, the Company shall make a book-entry transfer of such number of shares of Common Stock through the Depositary, and a check or cash in respect of any fractional interest in respect of any share of Common Stock arising upon such conversion. In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Debenture so surrendered, without charge to him, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

            Each conversion shall be deemed to have been effected as to any such Debenture (or portion thereof) on the date on which the requirements set forth above in this Section 15.02 have been satisfied as to such Debenture (or portion thereof) (such date, the "Conversion Date"), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Debenture shall be surrendered.

            Any Debenture or portion thereof surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the immediately following Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Debenture. Except as provided in this Section 15.02, no payment or other adjustment shall be made for Interest accrued on any Debenture converted or for dividends on any shares issued upon the conversion of such Debenture as provided in this Article XV.

            Upon the conversion of an interest in a Global Debenture, the Trustee (or other Conversion Agent appointed by the Company), or the Custodian at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Debentures effected through any Conversion Agent other than the Trustee.

            Upon the conversion of a Debenture, that portion of the accrued but unpaid Interest with respect to the converted Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of cash or a combination of cash and shares of Common Stock (or other property pursuant to the terms of this Indenture), as the case may be (together with the cash payment, if any, in lieu of fractional shares and Additional Common Stock, if applicable) in exchange for the Debenture being converted pursuant to the provisions hereof; and the cash or combination of cash and shares of Common Stock (or other property pursuant to the terms of this Indenture), as the case may be (together with any such cash payment in lieu of fractional shares and Additional Common Stock) shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company's obligation to pay the principal amount of the converted Debenture and the accrued but unpaid Interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment or, as applicable, other property) shall be treated as issued in exchange for and in satisfaction of the right to convert the Debenture being converted pursuant to the provisions hereof.

            Notwithstanding the preceding paragraph, if Debentures are surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date, holders of such Debentures at the close of business on the Regular Record Date will receive the Interest payable on such Debentures on such corresponding Interest Payment Date notwithstanding the conversion.

            Section 15.03. Payment Upon Conversion; Cash Payments in Lieu of Fractional Shares. (a) Upon conversion of Debentures pursuant to Section 15.02, the

Company will deliver to holders in respect of each $1,000 principal amount of Debentures being converted a settlement amount (the "Settlement Amount") consisting of:

            (i) cash equal to the lesser of (A) $1,000 and (B) the Conversion Value, and

            (ii) to the extent the Conversion Value exceeds $1,000, a number of shares equal to the sum of, for each day of the Cash Settlement Averaging Period, (A) 5% of the difference between the Conversion Value and $1,000, divided by (B) the Last Reported Sale Price of the Common Stock on such day.

            (b) No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion, if any, shall be computed on the basis of the aggregate principal amount of the Debentures so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash to the holder of Debentures at the Last Reported Sale Price of the Common Stock on the last Trading Day immediately preceding the applicable Conversion Date.

            Section 15.04. Conversion Rate. Each $1,000 principal amount of the Debentures shall be convertible into the number of shares of Common Stock specified in the form of Debenture (herein called the "Conversion Rate") attached as Exhibit A hereto (initially 34.3643 shares), to be settled in accordance with, and subject to adjustment as provided in, this Article XV.

            Section 15.05. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

            (a) If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

                                               OS(1)
                               CR(1) = CR(o) X -----
                                               OS(o)


   where,

      CR(o) =  the Conversion Rate in effect immediately prior to such event

      CR(1) =  the Conversion Rate in effect immediately after such event

      OS(o) = the number of shares of Common Stock outstanding immediately prior to such event

      OS(1) = the number of shares of Common Stock outstanding immediately after such event

      Such adjustment shall become effective immediately after the opening of business on the Business Day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this
      Section 15.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

            (b) If the Company issues to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than 60 days to subscribe for or purchase shares of Common Stock, or securities convertible into shares of Common Stock, at a price per share or a conversion price per share less than the Last Reported Sale Price of shares of Common Stock on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

                                              OS(o)+X
                              CR(1) = CR(o) X -------
                                              OS(o)+Y

      where,

      CR(o) =  the Conversion Rate in effect immediately prior to such event

      CR(1) =  the Conversion Rate in effect immediately after such event

      OS(o) = the number of shares of Common Stock outstanding immediately prior to such event

      X     =  the total number of shares of Common Stock issuable pursuant to such rights

      Y     =  the number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Business Day immediately preceding the record date for the issuance of such rights

      Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after the opening of business on the Business Day following the date fixed for such determination. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Company. To the extent that shares of

      Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

      In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

            (c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company to all or substantially all holders of the Common Stock, excluding:

            (i) dividends, distributions and rights or warrants referred to in clause (a) or (b) above; and

            (ii) dividends or distributions paid exclusively in cash;

   then the Conversion Rate will be adjusted based on the following formula:

                                                SP(o)
                              CR(1) = CR(o) X ---------
                                              SP(o)-FMV

   where,

      CR(o) = the Conversion Rate in effect immediately prior to such distribution

      CR(1) = the Conversion Rate in effect immediately after such distribution

      SP(o) = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution

      FMV   =  the fair market value (as determined by the Board of
               Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the record date for such distribution

      Such adjustment shall become effective immediately prior to the opening of business on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution.

      With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a "Spin-Off") the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

                                              FMV(o)+MP(o)
                              CR(1) = CR(o) X -----------
                                                 MP(o)

      where,

      CR(o) = the Conversion Rate in effect immediately prior to such distribution

      CR(1) = the Conversion Rate in effect immediately after such distribution

      FMV(o)= the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after the effective date of the Spin-Off

      MP(o) = the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Trading Day period after the effective date of the Spin-Off

      Such adjustment shall occur on the tenth Trading Day from, and including, the effective date of the Spin-Off.

            (d) If the Company makes any cash dividend or distribution to holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

                                               SP(o)
                              CR(1) = CR(o) X -------
                                              SP(o)-C

      where,

      CR(o) = the Conversion Rate in effect on the Ex-Dividend Date for such distribution

      CR(1) = the Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution

      SP(o) = the Current Market Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date

      C     =  the amount in cash per share the Company distributes to holders of Common Stock

      Such adjustment shall become effective immediately after the close of business on the date for such determination.

            (e) If the Company or any of its Subsidiaries purchases shares of the Common Stock pursuant to a tender or exchange offer for Common Stock, to the extent that the per share consideration paid in such offer exceeds the average of the Last Reported Sale Price of the Common Stock over the 10 consecutive Trading Day period prior to the expiration of such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

                                         AC+(SP(1) x OS(1))
                         CR(1) = CR(o) X -----------------
                                           OS(o) x SP(1)

      where,

      CR(o) = the Conversion Rate in effect on the date such tender or exchange offer expires

      CR(1) = the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires

      AC    =  the aggregate value of all cash and any other consideration
               (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer

      OS(o) = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires

      OS(1) = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires

      SP(1) = the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires

If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

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

If, however, the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.

            (f) Notwithstanding the foregoing provisions of this Section 15.05,
(1) no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a holder of a Debenture to convert, for any distribution described therein if the holder will otherwise participate in the distribution as a result of holding Debentures without conversion of such holder's Debentures and (2) the Company shall not be required to give effect to any adjustment pursuant to any of Sections 15.05(a) through (e) unless and until the net effect of one or more adjustments, each of which will be carried forward until counted toward adjustment, will have resulted in a change in the Conversion Rate by at least 1%, and when the cumulative net effect of more than one adjustment so determined will be to change the Conversion Rate by at least 1%, that change in the Conversion Rate will be given effect.

            Except as stated herein, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

            (g) The Company may (but is not required to) make such increases in the Conversion Rate, in addition to those required by clauses (a) through (e) of this Section 15.05, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or any similar event treated as such for income tax purposes.

            To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of at least 20 days if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Debentures a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

            (h) No adjustment to the Conversion Rate need be made:

            (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

            (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee,

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

      director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

            (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Original Issue Date;

            (iv) for a change in the par value of the Common Stock; or

            (v) for accrued and unpaid Interest.

To the extent the Debentures become convertible into cash, assets or property (other than Capital Stock of the Company or securities to which Section 15.06 or 15.12 applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash, assets or property.

            (i) All calculations under this Article XV shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

            (j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Debenture at his last address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

            (k) In any case in which this Section 15.05 provides that an adjustment shall become effective immediately after (1) a record date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 15.05(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 15.05(b) or (4) the expiration time for any tender or exchange offer pursuant to Section 15.05(e), (each a "Determination Date"), the Company may elect to defer until the occurrence of the applicable Adjustment Event

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

(as hereinafter defined) (x) issuing to the holder of any Debenture converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.03. For purposes of this Section 15.05(k), the term "Adjustment Event" shall mean:

            (i) in any case referred to in clause (1) hereof, the occurrence of such event,

            (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

            (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

            (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

            (l) For purposes of this Section 15.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

            Section 15.06. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 15.05(c) applies), (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Debenture shall be convertible into the kind and amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Debentures (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Debentures and including, if applicable, Additional Common Stock) immediately prior to such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance (provided that, if the kind or amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 15.06 the kind and amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XV.

            The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Debentures, at its address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

            The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, combinations, sales and conveyances.

            If this Section 15.06 applies to any event or occurrence,
Section 15.05 shall not apply. Notwithstanding this Section 15.06, if a Public Acquirer Change of Control occurs and the Company elects to adjust the Conversion Rate and its conversion obligation pursuant to Section 15.12, the provisions of Section 15.12 shall apply to the conversion instead of this
Section 15.06.

            Section 15.07. Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Debentureholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in any name other than that of the holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            Section 15.08. Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

            Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

            The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

            The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

            The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange, The NASDAQ National Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debentures; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

            Section 15.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to the Company or any holder of Debentures to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or

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

property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article XV. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures after any event referred to in such Section 15.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

            Section 15.10. Notice to Holders Prior to Certain Actions. In case:

            (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 15.05; or

            (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

            (c) of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Debentures at his address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer,


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

dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

            Section 15.11. Stockholder Rights Plan. Holders of Debentures will receive, upon conversion of Debentures, in addition to cash and shares, if any, of Common Stock, the rights under any rights plan the Company may put into effect or, if the Company amends such rights plan or adopts a new rights plan while Debentures remain outstanding, the rights under that rights plan as so amended or adopted unless, prior to the conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company had distributed to all holders of Common Stock shares of its Capital Stock, evidences of indebtedness or assets as described in
Section 15.05(c), subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

            Section 15.12. Conversion After a Public Acquirer Change of Control.
(a) In the event of a Public Acquirer Change of Control, the Company may, in lieu of issuing the Additional Common Stock pursuant to Section 15.01(d), elect to adjust the Conversion Rate and the related conversion obligation such that from and after the Effective Date of such Public Acquirer Change of Control, holders will be entitled to convert their Debentures, in accordance with Section
15.02 hereof (subject to the satisfaction of the requirements of Section 15.01) into a number of shares of Public Acquirer Common Stock by adjusting the Conversion Rate in effect immediately before the Public Acquirer Change of Control by multiplying it by a fraction:

            (i) the numerator of which will be (A) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which the Common Stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board of Directors) paid or payable per share of Common Stock or (B) in the case of any other Public Acquirer Change of Control, the average of the Last Reported Sale Prices of the Common Stock for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change of Control, and

            (ii) the denominator of which will be the average of the Last Reported Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the Effective Date of such Public Acquirer Change of Control.

            (b) The Company will notify holders of its election by providing notice as set forth in Section 15.01(b)


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                                  ARTICLE XVI

                                  Subordination
                                  -------------

            Section 16.01. Debentures Subordinated to Senior Debt. The Company covenants and agrees, and the Trustee and each holder of the Debentures by its acceptance thereof likewise covenant and agree, that all Debentures shall be issued subject to the provisions of this Article XVI; and each Person holding any Debenture, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and Interest on the Debentures by the Company, as well as payments of the cash portion of any Settlement Amount upon conversion, shall, to the extent and in the manner set forth in this Article XVI, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Senior Debt, whether outstanding on the Original Issue Date or thereafter incurred.

            Section 16.02. No Payment on Debentures in Certain Circumstances.
(a) No direct or indirect payment by or on behalf of the Company of principal of or Interest on the Debentures, or payments of the cash portion of any Settlement Amount upon conversion or any deposit to the trust described in Section 13.01(a), whether pursuant to the terms of the Debentures, upon acceleration, pursuant to Article III or otherwise, shall be made to the holders of Debentures (except that holders of Debentures may receive and retain payments from the trust described in Section 13.01(a)) if (i) a default in the payment of the principal of or premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a written notice of such other default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt (with a copy to the Company) until all Obligations with respect to such Designated Senior Debt are paid in full in cash; provided, that payments on the Debentures shall be resumed (x) in the case of a payment default, upon the date on which such default is cured, waived or ceases to exist and (y) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist and 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee (such period being referred to herein as the "Payment Blockage Period"), unless the maturity of any Designated Senior Debt has been accelerated (and written notice of such acceleration has been received by the Trustee).

            Notwithstanding anything herein or in the Debentures to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and (y) not more than one Payment Blockage Period may be commenced with respect to the Debentures during any period of 360 consecutive days. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice (it being understood that any


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

subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Trustee of such Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

            (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any holder of Debentures when such payment is prohibited by Section 16.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Debt that such prohibited payment has been made, the holders of such Designated Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Debt, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Debt.

            Section 16.03. Payment Over of Proceeds Upon Dissolution, Etc. (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings, an assignment for the benefit of creditors or any marshaling of the Company's assets, the holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt before the holders of the Debentures or the Trustee on behalf of such holders shall be entitled to receive any payment by the Company of the principal of or Interest on the Debentures or the cash portion of any Settlement Amount upon conversion, or any payment by the Company to acquire any of the Debentures for cash, property or securities, or any distribution with respect to the Debentures of any cash, property or securities (except that the holders may receive and retain Permitted Junior Securities and payments from the trust described under Section 13.01(a)). Before any payment (other than Permitted Junior Securities or payments from such trust) may be made by, or on behalf of, the Company of the principal of or Interest on the Debentures, or the cash portion of any Settlement Amount upon conversion, upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash after giving effect to any prior

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

or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

            (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any holder of Debentures at a time when such payment or distribution is prohibited by Section 16.03(a) and before all Obligations in respect of Senior Debt are paid in full in cash, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt of the Company (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt; provided that the Trustee shall be entitled to receive from the holders of such Senior Debt written notice of the amounts owing on such Senior Debt.

            The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in Article XII shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section
16.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article XII.

            Section 16.04. Subrogation. Upon the payment in full in cash of all Senior Debt of the Company, or provision for payment, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company made on such Senior Debt until the principal of and Interest on, and all payments of the cash portion of all Settlement Amounts upon conversion of, the Debentures shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holders of the Debentures or the Trustee on their behalf would be entitled except for the provisions of this
Article XVI, and no payment over pursuant to the provisions of this Article XVI to the holders of Senior Debt by holders of the Debentures or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Debt, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Debt. It is understood that the provisions of this Article XVI are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Debt, on the other hand.

            If any payment or distribution to which the holders of the Debentures would otherwise have been entitled but for the provisions of this
Article XVI shall have been applied, pursuant to the provisions of this
Article XVI, to the payment of all amounts payable under Senior Debt, then and in such case, the holders of the Debentures shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of any Senior Debt in excess of the amount required to make payment in full, or provision for payment, of such Senior Debt.

            Section 16.05. Obligations of Company Unconditional. Nothing contained in this Article XVI or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of and Interest on the Debentures as and when the same shall become due and payable, and all Settlement Amounts as required upon conversion, in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent the holder of any Debenture or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XVI of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

            Without limiting the generality of the foregoing, nothing contained in this Article XVI shall restrict the right of the Trustee or the holders of Debentures to take any action to declare the Debentures to be due and payable prior to their Stated Maturity pursuant to Article VII or to pursue any rights or remedies hereunder; provided that all Senior Debt then due and payable shall first be paid in full before the holders of the Debentures or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or Interest on, or the cash portion of any Settlement Amount upon conversion of, the Debentures.

            Section 16.06. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article XVI. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an officer of the Company, or by a holder of Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article VIII, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 16.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or Interest on any Debenture and any Settlement Amount), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive

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

any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section
16.06 shall limit the right of the holders of Senior Debt to recover payments as contemplated by Section 16.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

            In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article XVI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XVI, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

            Section 16.07. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article XVI, the Trustee and the holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Debentures for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XVI.

            Section 16.08. Trustee's Relation to Senior Debt. The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article XVI with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

            With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XVI, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt. The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to holders of Debentures or to the Company or to any other Person

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

cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XVI or otherwise.

            Section 16.09. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt. No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article XVI are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

            Section 16.10. Debentureholders Authorize Trustee to Effectuate Subordination of Debentures. Each holder of Debentures by its acceptance of such Debentures authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XVI, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Debentures in the form required in those proceedings.

            Section 16.11. This Article Not to Prevent Events of Default. The failure to make a payment on account of principal or Interest or any Settlement Amount on the Debentures by reason of any provision of this Article XVI shall not be construed as preventing the occurrence of an Event of Default specified in Section 7.01.

            Section 16.12. Trustee's Compensation Not Prejudiced. Nothing in this Article XVI shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

            Section 16.13. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 16.09, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Debentures, without incurring responsibility to the holders of the Debentures and without impairing or releasing the subordination provided in this Article XVI or the obligations hereunder of the holders of the Debentures to the holders of Senior Debt, do any one or more of the following:
(a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

            Nothing contained in this Article XVI or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 16.02, from making payments of principal of and Interest on, and the cash portion of all Settlement Amounts upon conversion of, the Debentures, or from depositing with the Trustee any moneys for such payments or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and Interest on, and the cash portion of all Settlement Amounts upon conversion of, the Debentures, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable or is otherwise required, the Trustee shall have received the written notice provided for in
Section 16.02(b) or in Section 16.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

            Section 16.14. Acceleration of Debentures. If payment of the Debentures is accelerated because of an Event of Default, the Company (or the Trustee at the direction of the Company) shall promptly notify the holders of Designated Senior Debt of the Company (or the representative of such Designated Senior Debt) of the acceleration.

                                  ARTICLE XVII

                                   Guarantees
                                   ----------

            Section 17.01. Unconditional Guarantee. Each of the Guarantors hereby, jointly and severally and unconditionally guarantees, on a senior subordinated basis (such guarantee to be referred to herein as a "Guarantee") to each holder of a Debenture authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (a) the principal of and Interest on the Debentures shall be promptly paid in full when due (subject to any applicable grace periods) whether at maturity, upon redemption, upon repurchase at the option of holders pursuant to the provisions of the Debentures relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) Interest, if any, on the Debentures and all other Obligations of the Company to the holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Article VIII hereof) and all other Obligations, including the payment of the cash portion of all Settlement Amounts as required upon conversion, shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Debentures or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, subject, however, in the case of (a) and (b) to the limitations set forth in
Section 17.04. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the holders under this Indenture or under the Debentures, for whatever reason, each Guarantor shall be obligated to pay,

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

or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Debentures shall constitute an event of default under this Guarantee, and shall entitle the holders of Debentures to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company.

            Each of the Guarantors hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Debentures or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Debentures with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Debenture, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the Obligations contained in the Debentures, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the holders of Debentures and the Trustee, on the other hand,
(a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VII for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (b) in the event of any acceleration of such Obligations as provided in Article VII hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

            No stockholder, officer, director, employee, agent or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee, agent or incorporator.

            Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

            Section 17.02. Limitations on Guarantees. The Obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in

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respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations under this Indenture, will result in the Obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any laws of the United States, any state or territory of the United States or the District of Columbia.

            Section 17.03. Execution and Delivery. Each of the Guarantors hereby agrees that its Guarantee set forth in Section 17.01 shall remain in full force and effect (unless released in accordance with Section 17.04) notwithstanding any failure to endorse on any Debenture a notation of such Guarantee.

            If an officer of a Guarantor whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Debenture, such Guarantor's Guarantee of such Debenture shall be valid nevertheless.

            The delivery of any Debenture by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

            Section 17.04. Release of a Guarantor. A Guarantor's Guarantee pursuant to this Article XVII shall be released, and such Guarantor shall be deemed released from all Obligations under this Indenture and the Debentures without any further action required on the part of the Trustee or any holder of a Debenture (i) at such time as such Guarantor does not have any Qualified Indebtedness or Obligations in respect thereof outstanding that would have required such Guarantor to enter into a Guarantee pursuant to Section 17.17,
(ii) upon consummation of any consolidation or merger of such Guarantor in accordance with Article XII (other than with the Company or an Affiliate of the Company), if after giving effect thereto such Guarantor does not have outstanding any guarantee of any Qualified Indebtedness or Obligations in respect thereof of the Company or any Subsidiary of the Company that would have required such Guarantor to enter into a Guarantee pursuant to Section 17.17,
(iii) upon disposition of such Guarantor in its entirety to another Person (other than the Company or an Affiliate of the Company), if after giving effect thereto such Guarantor does not have outstanding any guarantee of any Qualified Indebtedness or Obligations in respect thereof of the Company or any Subsidiary of the Company that would have required such Guarantor to enter into a Guarantee pursuant to Section 17.17 and (iv) upon the liquidation or dissolution of such Guarantor, and, in the case of each of clauses (i) through (iii), the Company provides an Officers' Certificate to the Trustee certifying that no such Obligations are outstanding. Any Guarantor not so released shall remain or be liable under its Guarantee as provided in this Article XVII. Concurrently with the satisfaction and discharge of the Indenture under Article XIII hereof, the Guarantors shall be released from all Obligations under this Indenture and the Debentures.

            The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Company or such Guarantor accompanied by an Officers' Certificate and, upon request, an Opinion of Counsel certifying as to the

                                       98
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compliance with this Section 17.04; provided the legal counsel delivering such
Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

            The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its Obligations under its Guarantee pursuant to this Article XVII.

            Except as set forth in Article XII and this Section 17.04, nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

            Section 17.05. Waiver of Subrogation. Until this Indenture is discharged and all of the Debentures are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's Obligations under the Debentures or this Indenture and such Guarantor's Obligations under its Guarantee under this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the holders of Debentures against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the holders of Debentures under the Debentures, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the holders of Debentures and shall forthwith be paid to the Trustee for the benefit of itself or such holders to be credited and applied to the Obligations in favor of the Trustee or the holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 17.05 is knowingly made in contemplation of such benefits.

            Section 17.06. Obligations Continuing. Subject to Section 17.04, the Obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Obligations have been paid and satisfied in full.

            Section 17.07. Obligations Reinstated. Subject to Section 17.04, the Obligations of each Guarantor hereunder shall continue to be effective or shall be

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

reinstated, as the case may be, if at any time any payment which would otherwise have reduced the Obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the holders of Debentures upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Obligations otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

            Section 17.08. Waiver. Without in any way limiting the provisions of
Section 17.01, each Guarantor hereby waives notice or proof of reliance by the holders of Debentures upon the Obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest or notice of dishonor of any of the Obligations.

            Section 17.09. No Obligation To Take Action Against the Company. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and Obligations under this Indenture.

            Section 17.10. Default and Enforcement. If any Guarantor fails to pay in accordance with Section 17.01, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's Obligations hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the Obligations under this Indenture.

            Section 17.11. Amendment, Etc. No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee, other than a release pursuant to Section 17.04.

            Section 17.12. Acknowledgment. Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Debentures and consents to and approves of the same.

            Section 17.13. Costs and Expenses. Each Guarantor shall pay on demand by the Trustee any and all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and disbursements) incurred by the Trustee, its agents, advisors and counsel or any of the holders of Debentures in enforcing any of their rights under any Guarantee.

            Section 17.14. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the holders of Debentures, any right, remedy, power or privilege under this Indenture or the Debentures, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Indenture or the Debentures preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee under this Indenture, the Debentures and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

            Section 17.15. Successors and Assigns. Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other holders of Debentures and their respective successors and permitted assigns, except that no Guarantor may assign any of its Obligations hereunder.

            Section 17.16. Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to contribution from all other Guarantors in a pro rata amount based on the net assets (determined in accordance with GAAP) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's Obligations with respect to the Debentures or any other Guarantor's Obligations with respect to its Guarantee hereunder.

            Section 17.17. Future Guarantors. The Company shall cause each Subsidiary of the Company (including any Subsidiary acquired or formed subsequent to the Original Issue Date and any Subsidiary that was previously released from a Guarantee) that guarantees or otherwise incurs any Obligations in respect of Qualified Indebtedness (whether outstanding on the Original Issue Date or subsequently incurred) to Guarantee the Obligations under this Indenture and the Debentures on the terms set forth in this Article XVII and to execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary will provide such Guarantee and become party to this Indenture as a Guarantor. Notwithstanding the foregoing, no Subsidiary of the Company organized outside of the United States of America shall be required to become a Guarantor pursuant to this Section
17.17 unless such Subsidiary otherwise guarantees Qualified Indebtedness of the Company or any Subsidiary of the Company organized in the United States of America. Each such supplemental indenture shall be executed and delivered and each such Guarantee shall become effective concurrently with the incurrence of such Qualified Indebtedness.


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

                                 ARTICLE XVIII

                         Subordination of the Guarantees
                         -------------------------------

            Section 18.01. Guarantee Obligations Subordinated to Guarantor Senior Debt. Each Guarantor covenants and agrees, and the Trustee and each holder of the Debentures by its acceptance thereof likewise covenant and agree, that all Guarantees shall be issued subject to the provisions of this Article XVIII; and each Person holding any Guarantee, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and Interest on the Debentures pursuant to the Guarantee, as well as payments of the cash portion of any Settlement Amount upon conversion and including any deposit to the trust described in Section 13.01(a), made by or on behalf of such Guarantor shall, to the extent and in the manner set forth in this Article XVIII, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Guarantor Senior Debt of such Guarantor, whether outstanding on the Original Issue Date or thereafter incurred.

            Section 18.02. No Payment on Guarantee in Certain Circumstances. (a) No direct or indirect payment by or on behalf of any Guarantor of principal of or Interest on the Debentures, or payments of the cash portion of any Settlement Amount upon conversion or any deposit to the trust described in Section 13.01(a), whether pursuant to the terms of the Debentures or the Guarantees, upon acceleration, pursuant to Article III or otherwise, shall be made to the holders of Debentures (except that holders of Debentures may receive and retain payments from the trust described in Section 13.01(a)) if (i) a default in the payment of the principal of or premium, if any, or interest on Designated Guarantor Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Guarantor Senior Debt that permits holders of the Designated Guarantor Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a written notice of such other default (a "Guarantor Payment Blockage Notice") from the Company or a Guarantor or the holders of any Designated Guarantor Senior Debt (with a copy to the Company) until all Obligations with respect to such Designated Guarantor Senior Debt are paid in full in cash; provided, that payments on the Debentures shall be resumed
(x) in the case of a payment default, upon the date on which such default is cured, waived or ceases to exist and (y) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist and 179 days after the date on which the applicable Guarantor Payment Blockage Notice is received by the Trustee (such period being referred to herein as the "Guarantor Payment Blockage Period"), unless the maturity of any Designated Guarantor Senior Debt has been accelerated (and written notice of such acceleration has been received by the Trustee).

            Notwithstanding anything herein or in the Debentures to the contrary, (x) in no event shall a Guarantor Payment Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice in respect thereof was given and (y) not more than one Guarantor Payment
Blockage Period may be commenced with respect to the Debentures during any period of 360 consecutive days. No nonpayment default that existed or was continuing on the date of delivery of any Guarantor Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantor Payment Blockage Notice (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Trustee of such Guarantor Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

            (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any holder of Debentures when such payment is prohibited by Section 18.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Designated Guarantor Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Guarantor Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of such Designated Guarantor Senior Debt that such prohibited payment has been made, the holders of such Designated Guarantor Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on such Designated Guarantor Senior Debt, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Designated Guarantor Senior Debt.

            Section 18.03. Payment Over of Proceeds Upon Dissolution, Etc. (a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings, an assignment for the benefit of creditors or any marshaling of such Guarantor's assets, the holders of Guarantor Senior Debt of such Guarantor shall be entitled to receive payment in full in cash of all Obligations due in respect of such Guarantor Senior Debt before the holders of the Debentures or the Trustee on behalf of such holders shall be entitled to receive any payment by such Guarantor of the principal of or Interest on the Debentures, or the cash portion of any Settlement Amount upon conversion, pursuant to its Guarantee, or any payment to acquire any of the Debentures for cash, property or securities, or any distribution with respect to the Debentures of any cash, property or securities (except that the holders may receive and retain Permitted Junior Securities and payments from the trust described under
Section 13.01(a)). Before any payment (other than Permitted Junior Securities or payments from such trust) may be made by, or on behalf of, any Guarantor of the principal of or Interest on the Debentures, or the cash portion of any Settlement Amount upon conversion, upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Debt held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any such Guarantor Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Debt in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

            (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of a Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any holder of Debentures at a time when such payment or distribution is prohibited by Section 18.03(a) and before all Obligations in respect of the Guarantor Senior Debt of such Guarantor are paid in full in cash, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of the Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt; provided that the Trustee shall be entitled to receive from the holders of Guarantor Senior Debt written notice of the amounts owing on the Guarantor Senior Debt.

            The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in Article XII shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section
18.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article XII.

            Section 18.04. Subrogation. Upon the payment in full in cash of all Guarantor Senior Debt of a Guarantor, or provision for payment, the holders of the Debentures shall be subrogated to the rights of the holders of Guarantor Senior Debt to receive payments or distributions of cash, property or securities of such Guarantor made on Guarantor Senior Debt of such Guarantor until the principal of and Interest on, and all payments of the cash portion of all Settlement Amounts upon conversion of, the Debentures shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of Guarantor Senior Debt of any cash, property or securities to which the holders of the Debentures or the Trustee on their behalf would be entitled except for the provisions of this Article XVIII, and no payment over pursuant to the provisions of this Article XVIII to the holders of the Guarantor Senior Debt by holders of the Debentures or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Debt of such Guarantor, and the holders of the Debentures, be deemed to be a payment by such Guarantor to or on account of the Guarantor Senior Debt of such Guarantor. It is understood that the provisions of this Article XVIII are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Guarantor Senior Debt, on the other hand.

            If any payment or distribution to which the holders of the Debentures would otherwise have been entitled but for the provisions of this
Article XVIII shall have been applied, pursuant to the provisions of this
Article XVIII, to the payment of all amounts payable under Guarantor Senior Debt, then and in such case, the holders of the Debentures shall be entitled to receive from the holders of such Guarantor Senior Debt any payments or distributions received by such holders of Guarantor Senior Debt in excess of the amount required to make payment in full, or provision for payment, of such Guarantor Senior Debt.

            Section 18.05. Obligations of Guarantor Unconditional. Nothing contained in this Article XVIII or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between any Guarantor and the holders of the Debentures, the obligation of such Guarantor, which is absolute and unconditional, to pay to the holders of the Debentures the principal of and Interest on the Debentures as and when the same shall become due and payable, and all cash Settlement Amounts as required upon conversion, in accordance with the terms of its Guarantee, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Guarantors other than the holders of Guarantor Senior Debt, nor shall anything herein or therein prevent the holder of any Debenture or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XVIII of the holders of Guarantor Senior Debt in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

            Without limiting the generality of the foregoing, nothing contained in this Article XVIII shall restrict the right of the Trustee or the holders of Debentures to take any action to declare the Debentures to be due and payable prior to their Stated Maturity pursuant to Section 7.01 or to pursue any rights or remedies hereunder; provided that all Guarantor Senior Debt of any Guarantor then due and payable shall first be paid in full before the holders of the Debentures or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or Interest on, or the cash portion of any Settlement Amount upon conversion of, the Debentures pursuant to such Guarantor's Guarantee.

            Section 18.06. Notice to Trustee. The Company and the Guarantors shall give prompt written notice to the Trustee of any fact known to the Company or the Guarantors which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees pursuant to the provisions of this Article XVIII. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an officer of the Company or a Guarantor, or by a holder of Guarantor Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article VIII, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 18.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or Interest on any Debenture and any Settlement Amount), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Guarantors and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 18.06 shall limit the right of the holders of Guarantor Senior Debt to recover payments as contemplated by
Section 18.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of Guarantor Senior Debt or a trustee or representative on behalf of any such holder.

            In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article XVIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XVIII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

            Section 18.07. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities of any Guarantor referred to in this Article XVIII, the Trustee and the holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Debentures for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Guarantor Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XVIII.

            Section 18.08. Trustee's Relation to Guarantor Senior Debt. The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article XVIII with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

            With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XVIII, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt. The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to holders of Debentures or to the Company or to any other Person cash, property or securities to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Article XVIII or otherwise.

            Section 18.09. Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders of Guarantor Senior Debt. No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this
Article XVIII are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt.

            Section 18.10. Debentureholders Authorize Trustee to Effectuate Subordination of Guarantees. Each holder of Debentures by its acceptance of such Debentures authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XVIII, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its Debentures in the form required in those proceedings.

            Section 18.11. This Article Not to Prevent Events of Default. The failure to make a payment on account of principal of or Interest or any Settlement Amount on the Debentures by reason of any provision of this Article XVIII shall not be construed as preventing the occurrence of an Event of Default specified in Section 7.01.

            Section 18.12. Trustee's Compensation Not Prejudiced. Nothing in this Article XVIII shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

            Section 18.13. No Waiver of Guarantee Subordination Provisions. Without in any way limiting the generality of Section 18.09, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Debentures, without incurring responsibility to the holders of the Debentures and without impairing or releasing the subordination provided in this Article XVIII or the obligations hereunder of the holders of the Debentures to the holders of Guarantor Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (c) release any Person liable in any manner for the collection of Guarantor Senior Debt; and (d) exercise or refrain from exercising any rights against the Guarantor and any other Person.

            Section 18.14. Payments May be Paid Prior to Dissolution. Nothing contained in this Article XVIII or elsewhere in this Indenture shall prevent (i) the Guarantors, except under the conditions described in Section 18.02, from making payments of principal of and Interest on, and the cash portion of all Settlement Amounts upon conversion of, the Debentures, or from depositing with the Trustee any moneys for such payments or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and Interest on, and the cash portion of all Settlement Amounts upon conversion of, the Debentures, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable or is otherwise required, the Trustee shall have received the written notice provided for in Section 18.02(b) or in Section 18.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of any Guarantor.

                                  ARTICLE XIX

                            Miscellaneous Provisions

            Section 19.01. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

            Section 19.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

            Section 19.03. Addresses for Notices, Etc. Any request, notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company or any Guarantor shall be deemed to have been sufficiently given or made, for all purposes, if delivered by messenger or overnight carrier, given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by facsimile transmission addressed as follows: to Scientific Games Corporation, 750 Lexington Avenue, New York, NY 10022, Facsimile (212) 754-2372, Attention: Martin E. Schloss, Esq. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if delivered by messenger or overnight carrier, given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by facsimile transmission addressed as follows: Wells Fargo Bank, National Association, 213 Court Street, Suite 703, Middletown, CT 06457, Facsimile (860) 704-6219, Attention Corporate Trust Department; provided that the Trustee shall not be deemed to have received notice until such notice is actually received.

            The Company, any Guarantor or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Debentureholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Debenture Register and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            Section 19.04. Governing Law. THIS INDENTURE AND THE DEBENTURES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            Section 19.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application, request or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

            Section 19.06. Legal Holidays. In any case in which the date of maturity of Interest on or principal of the Debentures or the Redemption Date of any Debenture or any Repurchase Date with respect to any Debenture or any other payment date will not be a Business Day, then payment of such Interest on or principal of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the Redemption Date or the Repurchase Date or such other payment date, as the case may be, and no Interest shall accrue for the period from and after such date.

            Section 19.07. Company Responsible for Making Calculations. The Company will be responsible for making all calculations called for under this Indenture. These calculations include, but are not limited to, determination of the Current Market Price, Last Reported Sale Price, the amount of accrued Interest payable on the Debentures and the Conversion Rate and Conversion Price of the Debentures. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Debentureholders. Promptly after the calculation thereof, the Company will provide to each of the Trustee and the Conversion Agent an Officers' Certificate setting forth a schedule of its calculations, and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any holder of Debentures upon the written request of such holder.

            Section 19.08. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that this Section 19.08 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

            Section 19.09. No Security Interest Created. Except as provided in
Section 8.06, nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its Subsidiaries is located.

            Section 19.10. Benefits of Indenture. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Debenture Registrar and their successors hereunder and the holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            Section 19.11. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

            Section 19.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            Section 19.13. Severability. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 19.14. Tax Treatment. The Company agrees, and by acceptance of a beneficial ownership interest in the Debentures each beneficial holder of the Debentures will be deemed to have agreed, for United States federal income tax purposes to treat the Debentures as indebtedness that is not subject to the contingent payment debt instrument regulations under Treas. Reg. Sec. 1.1275-4.

            Wells Fargo Bank, National Association hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

                                    SCIENTIFIC GAMES CORPORATION, as Issuer,


                                       by__________________________________
                                         Name:
                                         Title:

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.


                                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    as Trustee,


                                       by__________________________________
                                         Name:
                                         Title:

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.


                                    SCIENTIFIC GAMES MANAGEMENT
                                    CORPORATION, as Guarantor,

                                       by

                                           -------------------------------
                                           Name:

                                           Title:


                                    SCIENTIFIC GAMES HOLDINGS
                                    CORPORATION, as Guarantor,

                                       by

                                           -------------------------------
                                           Name:

                                           Title:


                                    SCIENTIFIC GAMES (GREECE), INC., as
                                    Guarantor,

                                       by

                                           -------------------------------
                                           Name:

                                           Title:


                                    SCIENTIFIC GAMES ACQUISITION, INC.,
                                    as Guarantor,

                                       by

                                           -------------------------------
                                           Name:

                                           Title:

                                    SCIENTIFIC GAMES FINANCE
                                    CORPORATION, as Guarantor,


                                       by

                                           -------------------------------
                                           Name:

                                           Title:


                                    SCIENTIFIC GAMES INTERNATIONAL,
                                    INC., as Guarantor,


                                       by

                                           -------------------------------
                                           Name:

                                           Title:


                                    MDI ENTERTAINMENT, LLC, as Guarantor,


                                       by

                                           -------------------------------
                                           Name:

                                           Title:


                                    SCIENTIFIC GAMES ROYALTY
                                    CORPORATION, as Guarantor,


                                       by

                                           -------------------------------
                                           Name:

                                           Title:

                                    SCIENTIFIC GAMES RACING, LLC, as
                                    Guarantor,


                                       by

                                           -------------------------------
                                           Name:

                                           Title:



                                    AUTOTOTE INTERNATIONAL, INC., as
                                    Guarantor,


                                       by

                                           -------------------------------
                                           Name:

                                           Title:



                                    SG RACING, INC., as Guarantor,


                                       by

                                           -------------------------------
                                           Name:

                                           Title:


                                    AUTOTOTE ENTERPRISES, INC., as
                                    Guarantor,


                                       by

                                           -------------------------------
                                           Name:

                                           Title:

                                    AUTOTOTE KENO CORPORATION, as
                                    Guarantor,


                                       by

                                           -------------------------------
                                           Name:

                                           Title:


                                    AUTOTOTE GAMING, INC., as Guarantor,


                                       by

                                           -------------------------------
                                           Name:

                                           Title:



                                    AUTOTOTE DOMINICANA INC., as
                                    Guarantor,


                                       by

                                           -------------------------------
                                           Name:

                                           Title:


                                    AUTOTOTE INTERACTIVE, INC., as
                                    Guarantor,


                                       by

                                           -------------------------------
                                           Name:

                                           Title:

                                    SCIENTIFIC GAMES ONLINE
                                    ENTERTAINMENT SYSTEMS, INC., as
                                    Guarantor,


                                       by

                                           -------------------------------
                                           Name:

                                           Title:

                                                                     EXHIBIT A



                      [Include only for Global Debentures:]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

          [Include only for Debentures that are Restricted Securities:]

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ``SECURITIES ACT''), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO SCIENTIFIC GAMES CORPORATION (THE "ISSUER"), (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT

REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR
(D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(B) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).]

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED DECEMBER 23, 2004 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

                          scientific games corporation

            0.75% CONVERTIBLE SENIOR subordinated DEBENTURE DUE 2024

                                                            CUSIP: 80874P AC 3

No. ___                                                                   $[?]

Scientific Games Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [?] or its registered assigns, the principal sum of [?] Dollars [, as such sum may be increased or reduced as reflected on the records of the Trustee in accordance with the Indenture](1) on December 1, 2024 in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from December 23, 2004 or from the most recent Interest Payment Date to which Interest has been paid or duly provided for, on June 1 and December 1 of each year, commencing
June 1, 2005, in like coin or currency, at the rate of 0.75% per annum until, but not including, June 1, 2010, and at the rate of 0.50% per annum on June 1, 2010 and thereafter, until the principal amount is paid or made available for payment on December 1, 2024, or upon acceleration, or until such date on which the Debentures are redeemed, repurchased or converted as provided in the Indenture. Pursuant to the Registration Rights Agreement, in the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, subject to certain exceptions set forth in the Registration Rights Agreement, Additional Amounts will accrue on this Debenture (if this Debenture is then a "Transfer Restricted Security" as defined in the Registration Rights Agreement) at a rate of 0.25% per annum for the first 90-day period during which a Registration Default shall have occurred and be continuing and 0.50% per annum thereafter from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. All references in this Debenture and in the Indenture to Interest payable on any Debenture include any such Additional Amounts. Except as otherwise provided in the Indenture, the Interest payable on the Debenture pursuant to the Indenture on any June 1 or December 1 will be paid to the Person entitled thereto as it appears in the Debenture Register at the close of business on the Regular Record Date, which shall be the May 15 or November 15 (whether or not a Business Day) next preceding such June 1 or December 1, as provided in the Indenture; provided that any such Interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay Interest (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register (or, upon written notice, by wire transfer in immediately available funds, if such Person is entitled

--------------------

(1) Include if Debenture is a Global Debenture.

to Interest on Debentures with an aggregate principal amount in excess of $2,000,000) (except at Stated Maturity, at which time Interest payable on the Debentures shall be payable with the principal amount at the Company's office or agency in New York City) or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.

            The Company promises to pay interest on overdue principal and (to the extent that payment of such interest is enforceable under applicable law) Interest at the rate then borne by the Debentures.

            Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Debenture the right to convert this Debenture into cash or a combination of cash and Common Stock of the Company, as the case may be, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            THIS DEBENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

            IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

                                    SCIENTIFIC GAMES CORPORATION


                                       by________________________________
                                         Name:
                                         Title:


[Date of authentication]

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-named Indenture.

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    as Trustee

                                       by________________________________
                                         Authorized Signatory

                          FORM OF REVERSE OF DEBENTURE

                          SCIENTIFIC GAMES CORPORATION

            0.75% CONVERTIBLE SENIOR SUBORDINATED DEBENTURE DUE 2024

            This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 0.75% Convertible Senior Subordinated Debentures due 2024 (herein called the "Debentures"), limited in aggregate principal amount to $250,000,000 (or $275,000,000 if the Initial Purchasers of the Debentures exercise in full their option to purchase additional Debentures), issued and to be issued under and pursuant to an Indenture dated as of December 23, 2004 (herein called the "Indenture"), among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantors and the holders of the Debentures.

            The payment by the Company of the principal of and Interest on, as well as the payment of cash due upon conversion of, the Debentures is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each Guarantor that is a party to the Indenture and, subject to certain exceptions, may become guaranteed by any Subsidiary of the Company that guarantees or otherwise incurs Qualified Indebtedness (as defined in, and to the extent set forth in, the Indenture). Upon discharge of all such Qualified Indebtedness of a Guarantor, or the discharge of all guarantees by such Guarantor of Qualified Indebtedness of the Company and its Subsidiaries after giving effect to the merger or sale of such Guarantor, or as otherwise set forth in the Indenture, its Guarantee of the Debentures will be released.

            The Debentures are subordinated to Senior Debt of the Company and the Guarantor Senior Debt of the Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Debt and Guarantor Senior Debt must be paid before the Debentures may be paid (including payments in respect of the cash required to be delivered upon conversion). Each holder by accepting a Debenture agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

            In case an Event of Default shall have occurred and be continuing, the principal of and accrued Interest on all Debentures may be declared to be by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding, and upon said declaration shall become, due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures, subject to the exceptions set forth in Sections 11.01 and 11.02 of the Indenture. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences, subject to the exceptions set forth in Section 7.07 of the Indenture. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

            No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligations of the Company or the Guarantors, which are absolute and unconditional, to pay the principal of and Interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

            Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

            The Debentures are issuable in fully registered form, without interest coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company maintained for such purpose, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of any other authorized denominations.

            At any time on or after June 1, 2010, the Debentures may be redeemed at the option of the Company, in whole or in part, in cash upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the Redemption Date to the holders of Debentures at their last registered addresses as set forth in the Debenture Register, all as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of Debentures being redeemed plus accrued and unpaid Interest to, but excluding, the Redemption Date; provided that if the applicable Redemption Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on the Redemption Date to the holder of record on the applicable Regular Record Date.

            The Debentures will not be redeemable at the option of the Company before June 1, 2010, except that the Company may require holders to dispose of Debentures or, if not so disposed, may redeem such holders' Debentures in order to comply with applicable gaming laws as set forth in
Article IV of the Indenture.

            The Company may not give notice of any redemption of the Debentures if a default in the payment of Interest on the Debentures has occurred and is continuing.

            The Debentures are not subject to redemption through the operation of any sinking fund.

            If a Fundamental Change occurs at any time prior to maturity of the Debentures, the holders will have the right to require the Company to repurchase all or any portion of the Debentures on a Fundamental Change Repurchase Date specified by the Company, which shall be no later than 35 days after notice thereof, at a Fundamental Change Repurchase Price equal to 100% of the principal amount thereof, together with accrued Interest to (but excluding) the Fundamental Change Repurchase Date; provided that if the applicable Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Debentures on the Regular Record Date instead of the holders surrendering such Debentures for repurchase on such date. The Company shall mail to all holders of record of the Debentures a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the 30th day after the occurrence of such Fundamental Change. For a Debenture to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, the form entitled "Form of Fundamental Change Repurchase Election" on the reverse of the Debenture duly completed at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, and such Debenture, duly endorsed for transfer (or if such Debenture is a Global Debenture, book-entry transfer of such Debenture), as set forth in the Indenture.

            Subject to the terms and conditions of the Indenture, the holders will have the right to require the Company to repurchase all or any portion of the Debentures on June 1, 2010, December 1, 2014 and December 1, 2019 at a Company Repurchase Price of 100% of the principal amount, plus any accrued and unpaid Interest on such Debentures to, but excluding, the Company Repurchase Date; provided that the Interest payable on the applicable Company Repurchase Date shall be paid on such Interest Payment Date to the holders of record of such Debentures on the Regular Record Date instead of the holders surrendering such Debentures for repurchase on such date. To exercise such right, a holder must deliver to the Company the form entitled "Form of Company Repurchase Election" on the reverse of the Debenture duly completed at any time from the opening of business on the date that is 22 Business Days prior to such Company Repurchase Date until the close of business on the date that is two Business Days prior to the Company Repurchase Date, and such Debenture, duly endorsed for transfer (or if such Debenture is a Global Debenture, book-entry transfer of such Debenture), as set forth in the Indenture.

            The Company Repurchase Price to be paid on any of June 1, 2010, December 1, 2014 and December 1, 2019 and the Fundamental Change Repurchase Price to be paid on any Fundamental Change Repurchase Date shall be paid in cash, subject to the terms and conditions of the Indenture.

            Holders have the right to withdraw any Repurchase Election by delivering to the Paying Agent a written notice of withdrawal up to the close of business on the Business Day immediately preceding the Repurchase Date, all as provided in the Indenture.

            If money sufficient to pay the Repurchase Price with respect to all Debentures or portions thereof to be repurchased as of any Repurchase Date is deposited with the Paying Agent, then on and after such Repurchase Date (provided that payment therefrom is not prohibited by Article XVI or XVIII of the Indenture), Interest will cease to accrue on such Debentures (or portions thereof), and the holder thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Debenture.

            Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the Stated Maturity of the Debentures, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the Debentures into 34.3643 shares of the Company's Common Stock (equivalent to a Conversion Price of approximately $29.10 per share), as such shares shall be constituted at the date of conversion, to be settled in cash or a combination of cash and shares of Common Stock, as described in the Indenture, and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Debenture (if certificated) with the form entitled "Form of Conversion Notice" on the reverse hereof duly completed and manually signed, to the Company at the office or agency of the Conversion Agent, together with any funds required pursuant to the Indenture, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The Company will notify the holder thereof of any event triggering the right to convert the Debentures as specified above in accordance with the Indenture. In order to exercise the conversion right with respect to any interest in a Global Debenture, the holder must complete the appropriate instruction form pursuant to the Depositary's book-entry conversion program, deliver by book-entry delivery an interest in such Global Debenture, furnish appropriate endorsements and transfer documents if required pursuant to the terms of the Indenture. Upon conversion, the Company will deliver cash equal to the lesser of the aggregate principal amount of Debentures being converted and the Conversion Value, and shares of Common Stock in respect of the remainder, if any, of the Conversion Value.

            If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Stock, or (iii) sells or conveys its properties and assets substantially as an entirety to any Person, the right to convert a Debenture into shares of Common Stock may be changed into a right to convert it into the kind or amount of cash, securities or other property receivable upon such event, in each case in accordance with the Indenture.

      In addition, following certain transactions described in the Indenture (subject to the requirements of Section 15.01(d) of the Indenture) that occur prior to June 1, 2010 that constitute certain types of Fundamental Changes, a holder who elects to convert its Debentures in connection with such transaction will be entitled to receive Additional Common Stock upon conversion. In certain circumstances involving the acquisition of the Company by a public acquirer, the Company may elect, in lieu of issuing Additional Common Stock, to provide for the conversion of the Debentures into shares of the public acquirer as set forth in Section 15.12 of the Indenture.

            No adjustment in respect of Interest on any Debenture converted or dividends on any shares issued upon conversion of such Debenture will be made upon any conversion except as set forth in the next sentence. If this Debenture (or portion hereof) is surrendered for conversion during the period from the close of business on any Regular Record Date for the payment of Interest to the opening of business on the immediately following Interest Payment Date, this Debenture (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the next Interest Payment Date, (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the next Interest Payment Date or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Debenture.

            No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion.

            A Debenture in respect of which a holder is exercising its right to require repurchase upon a Fundamental Change or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

            The Company, the Guarantors, the Trustee, any Paying Agent, any Conversion Agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor other Conversion Agent nor any Debenture Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

            No recourse for the payment of the principal of or Interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantors in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company, any Guarantor or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

            Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -     as tenants in common         CUST -      custodian

TEN ENT -     as tenant by the entireties  U/G/M/A -   Uniform Gifts to Minors
                                                       Act

JT TEN -      as joint tenants with right
              of survivorship and not as
              tenants in common


              Additional abbreviations may also be used though not in the above list.

                                     FORM OF
                                CONVERSION NOTICE

TO:   SCIENTIFIC GAMES CORPORATION
      WELLS FARGO BANK, NATIONAL ASSOCIATION

            The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 principal amount or a multiple thereof) below designated, into cash or a combination of cash and shares of Common Stock of Scientific Games Corporation, as the case may be, in accordance with the terms of the Indenture referred to in this Debenture, and directs that the funds in payment of the lesser of the principal amount of the Debentures being converted and the Conversion Value, together with funds in lieu of fractional shares, if any, any shares issuable and deliverable upon such conversion and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If funds, shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of Interest, if any, accompanies this Debenture.

Dated: ______________________

                                    ______________________________

                                    ______________________________
                                    Signature(s)

                                    Signature(s) must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Debenture Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Debenture Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    ______________________________
                                    Signature Guarantee


            Fill in the registration of shares of Common Stock, if any, to be issued, and Debentures, if any, to be delivered, other than to and in the name of the registered holder:

______________________________
(Name)

______________________________
(Street Address)

______________________________
(City, State and Zip Code)

______________________________
Please print name and address

Principal amount to be converted
(if less than all):

$_____________________________

Social Security or Other Taxpayer
Identification Number:

______________________________

                                     FORM OF
                     FUNDAMENTAL CHANGE REPURCHASE ELECTION

TO:   SCIENTIFIC GAMES CORPORATION
      WELLS FARGO BANK, NATIONAL ASSOCIATION

            The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Scientific Games Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Debenture, or the portion thereof (which is $1,000 principal amount or a multiple thereof) below designated, as of the Fundamental Change Repurchase Date stated below in accordance with the terms and conditions of this Debenture and the Indenture referred to in this Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued Interest to, but excluding, the Fundamental Change Repurchase Date stated below, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated: ______________________



                                    ______________________________

                                    ______________________________
                                    Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Fundamental Change Repurchase Date:

Debenture Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

                                     FORM OF
                           COMPANY REPURCHASE ELECTION

TO:   SCIENTIFIC GAMES CORPORATION
      WELLS FARGO BANK, NATIONAL ASSOCIATION

            The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Scientific Games Corporation (the "Company") regarding the right of holders to elect to require the Company to repurchase the Debentures and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued Interest to, but excluding, the Company Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Debentures shall be repurchased by the Company as of the Company Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated: ______________________

                                    ______________________________

                                    ______________________________
                                    Signature(s)


NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Debenture Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

                                   ASSIGNMENT

            For value received ______________________________hereby sell(s)
assign(s) and transfer(s) unto ___________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints ______________________________________ attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

            In connection with any transfer of the Debenture prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the undersigned confirms that such Debenture is being transferred:

       [ ]  To Scientific Games Corporation or a subsidiary thereof; or

       [ ] To a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended; or

       [ ] Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

       [ ] Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Debenture has been transferred to Scientific Games Corporation or a subsidiary thereof, the undersigned confirms that such Debenture is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

            Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated: ______________________



                                    ______________________________

                                    ______________________________
                                    Signature(s)

                                    Signature(s) must be guaranteed by an
                                    "eligible guarantor institution" meeting
                                    the requirements of the Debenture
                                    Registrar, which requirements include
                                    membership or participation in the
                                    Security Transfer Agent Medallion Program
                                    ("STAMP") or such other "signature
                                    guarantee program" as may be determined
                                    by the Debenture Registrar in addition
                                    to, or in substitution for, STAMP, all in
                                    accordance with the Securities Exchange
                                    Act of 1934, as amended.
                                    ______________________________
                                    Signature Guarantee
















NOTICE: The signature on the Conversion Notice, the Fundamental Change Repurchase Election, the Company Repurchase Election or the Assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.